SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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THE STANDARD REGISTER COMPANY

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Standard Register

P.O. Box 1167  •  Dayton, OH 45401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF THE STANDARD REGISTER COMPANY

To All Shareholders:

      The annual meeting of shareholders of The Standard Register Company, an Ohio corporation, will be held at our corporate headquarters located at 600 Albany Street, Dayton, Ohio 45417, on Thursday, April 28, 2011, at 11:00 a.m. Eastern Daylight Savings Time, for the following purposes:

(1)	To set the number of directors at nine and to elect a board of directors;

(2)	To vote on a proposal to approve The Standard Register Company 2011 Equity Incentive Plan;
(3)	To vote on a proposal to approve an amendment to The Standard Register Company Management Incentive Compensation Plan;
(4)	To vote on a proposal to ratify the appointment of Battelle & Battelle LLP, Certified Public Accountants, as Standard Register’s independent auditors for the year 2011; and

(5)	To transact such other business as may properly come before the annual meeting.

      The board of directors has fixed the close of business on March 1, 2011, as the record date for determining the shareholders of Standard Register entitled to vote at the annual meeting.

      A copy of Standard Register’s annual report for its fiscal year ended January 2, 2011, accompanies this notice. Although it is not a part of the official proxy soliciting material, we want each shareholder to have a copy of the annual report. If you have not received a copy of the annual report, please call us at 937.221.1506.

Gerard D. Sowar
Vice President, General Counsel
& Secretary

 Dayton, Ohio

 March 16, 2011

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND USING THE ENCLOSED PROXY CARD.

THE STANDARD REGISTER COMPANY

 PROXY STATEMENT

 FOR

 ANNUAL MEETING

 OF

 SHAREHOLDERS

 PRINCIPAL EXECUTIVE OFFICES:

 600 Albany Street

 Dayton, Ohio 45417

 (937) 221-1000

The annual meeting will be held at our corporate headquarters, 600 Albany Street, Dayton, Ohio 45417, on Thursday, April 28, 2011, at 11:00 a.m. Eastern Daylight Savings Time.  The record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting is the close of business on March 1, 2011.  We had outstanding, on the record date, 24,671,519 shares of common stock (each share having one vote) and 4,725,000 shares of class A stock (each share having five votes).

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by the rules adopted by the United States Securities and Exchange Commission, Standard Register is making this proxy statement and its annual report available to its shareholders electronically via the Internet.  This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. On or about March 16, 2011, we will mail to our shareholders of record as of March 1, 2011, a notice of Internet availability of proxy materials (the “Notice”) and post our proxy materials on the website referenced in the Notice (www.proxyvote.com).  The Notice contains instructions on how to access and review this proxy statement and our annual report.  As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials.  In addition, the Notice and the website provide information regarding how you may request to receive proxy materials in printed form or electronically by e-mail on an ongoing basis.

The proxies are solicited on behalf of our board of directors.

At the annual meeting, the shareholders will: (1) set the number of directors at nine and elect a board of directors; (2) vote on a proposal to approve The Standard Register Company 2011 Equity Incentive Plan; (3) vote on a proposal to approve an amendment to The Standard Register Company Management Incentive Compensation Plan; (4) vote on a proposal to ratify the appointment of Battelle & Battelle LLP, Certified Public Accountants, as Standard Register’s independent auditors for the year 2011; and (5) transact such other business as may properly come before the annual meeting.

VOTING YOUR SHARES

Shareholders can vote by proxy in one of three ways:

•

By Internet – You can vote by Internet by following the instructions in the Notice or by accessing the Internet at www.proxyvote.com and following the instructions contained on the website.

•

By Telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions in the proxy card.

•

By Mail – You can vote by mail by requesting a full packet of the proxy materials.  Upon receipt of the materials you may fill out the enclosed proxy card and return it per the instructions on the card.

All shareholder votes, properly cast in person or by proxy and not revoked, will be counted in voting on the proposals at the annual meeting or any adjournment of the annual meeting. Your proxy will be voted in accordance with your instructions. If you do not specify how you wish your shares to be voted, they will be voted as recommended by the board of directors. Your proxy includes the authority to vote shares cumulatively for the election of directors. Cumulative voting is explained in the section dealing with Proposal 1. Your proxy also includes the authority for the persons serving as proxies to use their best judgment to vote on any other matters that may be properly presented at the annual meeting, including, among other things, a motion to adjourn the meeting to a future time.

You may revoke your proxy at any time before its exercise in two ways: (1) by timely delivery to us of a later-dated proxy, or (2) by notifying us of your revocation of proxy either in writing or in person at the annual meeting. Your presence at the meeting will not, by itself, serve to revoke your proxy.

PROPOSALS

PROPOSAL 1:  Election of Directors

The board of directors is currently set at eight, and the board recommends increasing the number of directors to nine.  In 2010, the board requested its Corporate Governance and Nominating Committee to commence a director candidate search, with the goal to present shareholders with nine director candidates at the 2011 annual meeting of shareholders.  Description of the director nominee search process is included in the report of the Corporate Governance and Nominating Committee.  The board recommends that the number of directors be increased to nine.

The remaining incumbent directors, as well as one new nominee, totaling nine nominees, are nominated by the board of directors to be elected as directors and to serve until either the next annual election or until their successors are elected and qualified.

The board of directors does not expect that any of the nominees will be unavailable for election. However, if any of them are unavailable, the persons voting your proxy will use their best judgment to vote for substitute nominees.

Cumulative voting is permitted by the laws of Ohio in voting for the election of directors. In the event a shareholder wishes to vote his or her shares cumulatively, the shareholder must give notice in writing to the President, a Vice President or Secretary of Standard Register not less than 48 hours before the time scheduled for the annual meeting. Once any shareholder has given notice of intent to vote cumulatively, then all shareholders present at the annual meeting and the persons voting the proxies shall have full discretion and authority to cumulate the voting power they possess. This means they can give one candidate as many votes as the number of directors to be elected multiplied by the number of votes which the shareholder or proxy is entitled to cast, or to distribute such votes on the same principle among two or more candidates, as they determine in their judgment.

Nominees receiving the highest number of votes cast for the positions to be filled will be elected. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

The board of directors recommends that you vote FOR setting the number of directors at nine and FOR each of the following named nominees to serve as directors of Standard Register:

Nominees

Information concerning each nominee follows:

		Served As
Name	Age	Director Since

David P. Bailis	55	2008

Mr. Bailis served as Senior Executive Vice President of First Data Corporation from February 2006, and President of First Data Financial Institution Services from January 2006, both positions concluding in September 2007, when First Data was sold.  He was an Executive Vice President of First Data from December 2005 to February 2006.  From May 2001 to December 2005, Mr. Bailis led his own business consultancy firm.  In his various positions with First Data Corporation, Mr. Bailis has acquired considerable experience regarding large scale systems development, deployment and operations, providing data processing, print and mail services to financial institutions as well as the management of large domestic and international businesses engaged in those activities. He serves as a member of the Compensation Committee, the Corporate Governance and Nominating Committee and the Executive Committee of the board.

Roy W. Begley, Jr.*	55	1994

Since August 2006, Mr. Begley has been Senior Vice President, Investment Officer at Key Private Bank group of KeyCorp. Between March 2003 and August 2006, Mr. Begley was Senior Vice President and Investment Officer with McDonald Financial Group, formerly known as Victory Capital Management, Inc., a wholly owned subsidiary of KeyCorp. In his various roles with KeyCorp and its subsidiaries, Mr. Begley has gained considerable knowledge and experience in financial and business matters. Mr. Begley has served as a director of the Company since 1994 and has considerable knowledge about the Company, its business and its operations. Mr. Begley has considerable knowledge in the area of executive compensation from his experience on the Compensation Committee.  Mr. Begley is Chairman of the Compensation Committee, and a member of the Corporate Governance and Nominating Committee of the board.

Name	Age	Director Since

F. David Clarke, III	54	1992

Mr. Clarke has been Chairman of the Board of Directors of Clarke-Hook Corporation since December 1990. Mr. Clarke is Chairman of Standard Register’s board of directors, and of the Executive Committee. Mr. Clarke’s experience as Chairman of the Board of Clarke-Hook Corporation has provided him with considerable experience in financial and business matters.  Mr. Clarke has a law degree and has served as a director of the Company since 1992 and has considerable knowledge about the Company, its business and its operations.  He serves as a member of the Audit Committee of the board.

Julie D. Klapstein	56	Nominee

Ms. Klapstein has been Chief Executive Officer of Availity, L.L.C. since June 2001.  Availity, L.L.C. is a joint venture between Blue Cross Blue Shield of Florida, Humana, HCSC, Wellpoint/Anthem and BCBS of Minnesota, and provides electronic transactions between payers and providers nationwide.  From November 1996 to June 2001, Ms. Klapstein served as President and Chief Executive Officer of Phycom Corporation, a medical management health company.  Ms. Klapstein has served on the board of directors of various for profit and not-for-profit companies.  She has considerable knowledge and experience in the heath care industry and in the areas of management, strategic planning, information technology and corporate leadership.

Michael E. Kohlsdorf	55	2008

Since February of 2011, Mr.  Kohlsdorf has been an Operating Partner with Francisco Partners, a global private equity firm focused exclusively on investments in technology and technology-enabled services businesses. From October 2006 to February 2011 he was President and Chief Executive Officer of ADERANT Holdings, Inc., a technology solutions provider with a primary focus on the legal profession.  Mr. Kohlsdorf also served on the ADERANT board of directors until February of 2011. Mr. Kohlsdorf has considerable experience as a CEO, as well as in the areas of corporate finance and operations.  His experience as CEO of ADERANT, as well as his past CEO experience with other public and private companies has provided him with considerable knowledge and expertise in the areas of corporate leadership, strategic planning and execution, and business development.  As Senior Vice President at IKON Office Solutions, Inc., Mr. Kohlsdorf had full P&L responsibility for a division comprised of 14,000 employees generating in excess of $2.2 billion in revenue.  He serves as Chairman of the Audit Committee and a member of the Compensation Committee of the board.

R. Eric McCarthey	55	2008

Mr. McCarthey has served as Vice President of the Corporate Commercial Execution Group with The Coca-Cola Company since June 2010.  From July 2003 to June 2010 he was President, 7-Eleven Global Business Division, as well as Commercial Capability Leader.  As Vice President of the Corporate Commercial Execution Group he leads commercial best practice development, business system capability development, supply chain support for global Coca-Cola bottlers and the Coca Cola Company’s business unit operating systems.  During his years with Coca-Cola he has significantly contributed to the development of Coca-Cola’s sales and global business system, establishing innovative customer and commercial leadership capabilities, consumer marketing initiatives, and increasing growth opportunities for Coca Cola.  He has held a number of key executive positions and has acquired considerable knowledge and experience in the areas of strategic planning, supply chain, operations, leadership, marketing and corporate finance.  Mr. McCarthey served as lead director and Chairman of the Audit Committee of Global Imaging Systems from September 2004 until June 2007. He is a member of the Audit and Corporate Governance and Nominating Committees of the board.

Joseph P. Morgan, Jr.	51	2009

Mr. Morgan has been President and Chief Executive Officer of the Company since January 2009. From September 2008 to January 2009 he was Acting Chief Executive Officer of the Company. From April 2008 to September 2008 he was Chief Operating Officer of the Company.  From December 2005 to April 2008, he was Vice President, Chief Technology Officer & General Manager, On Demand Solutions of the Company.  From January 2003 to December 2005, he served as Vice President, Chief Technology Officer of the Company.  Through his executive roles with the Company, Mr. Morgan has gained considerable knowledge about the Company, its business and its operations.  Mr. Morgan’s position as Chief Executive Officer of the Company enables him to provide a unique perspective to other board members about the operations of the Company. Prior to his tenure with the Company, Mr. Morgan held key executive leadership positions with other companies.  In these roles, Mr. Morgan has gained considerable knowledge and experience in operations, technology, corporate leadership and strategic planning.  He serves as a member of the Executive Committee of the board.

		Served As
Name	Age	Director Since

John J. Schiff, Jr.	67	1982

Mr. Schiff has been Chairman of the Board of Cincinnati Financial Corporation since July 2008.  Since July 2008, Mr. Schiff has also served as Chairman of the Board of The Cincinnati Insurance Company.  From 1999 to July 2008 Mr. Schiff was Chairman of the Board and Chief Executive Officer of Cincinnati Financial Corporation. Since 1998, Mr. Schiff has also served as Chief Operating Officer of Cincinnati Financial Corporation.  From 1999 to 2006 Mr. Schiff served as Chairman of the Board, President and Chief Executive Officer of Cincinnati Financial Corporation and The Cincinnati Insurance Company.  He is a director and Chairman of the Executive Committee of Cincinnati Financial Corporation and a director of Fifth Third Bancorp, The Fifth Third Bank, Cincinnati Bengals, Inc., and John J. and Thomas R. Schiff & Co., Inc., an insurance agency.  Mr. Schiff has been a director of Cincinnati Financial Corporation and Fifth Third Bancorp during each of the last five years. He was a director of Cinergy Corp. from 1983 to 2006.  Mr. Schiff has experience on the boards of various companies as well as experience as a chief executive officer, chief operating officer and chairman of the board.  His experience enables him to provide insight in the areas of corporate leadership and risk management. He has served as a director of the Company since 1982 and has considerable knowledge about the Company, its business and its operations.  He is a member of the Audit Committee of the board.

John Q. Sherman, II*	57	1994

Mr. Sherman has been a manufacturer’s representative for A. Rifkin Company, Wilkes-Barre, Pennsylvania, since 1985. A. Rifkin Company is a manufacturer of specialty security packaging.  Mr. Sherman’s experience with the A Rifkin Company has provided considerable knowledge and experience in the financial industry.  Mr. Sherman has served as a director of the Company since 1994 and has considerable knowledge about the Company, its business and its operations.  He is Chairman of the Corporate Governance and Nominating Committee, and a member of the Compensation Committee of the board.  He also serves as the Presiding Director of meetings of non-management directors.

*	Roy W. Begley, Jr., and John Q. Sherman, II, are first cousins.

VOTING SECURITIES AND PRINCIPAL HOLDERS

 Owners of More than 5% of the Common and Class A Stock of Standard Register

This table gives information regarding all of the persons known by us to own, in their name or beneficially, 5% or more of the outstanding class A stock and common stock of Standard Register as of January 2, 2011.

Name and Address		Number of	Percent of	Percent of Combined
of Beneficial Owners	Class	Shares	Class	Voting Power

Roy W. Begley, Jr, Nicholas C. Hollekamp, and	Class A	2,516,856	53.27%	38.09%
James L. Sherman, Trustees(1)	Common	5,810,508	23.55%
600 Albany Street
Dayton, Ohio 45417
James L. Sherman(2)	Class A	419,476	8.88%	6.51%
600 Albany Street	Common	1,048,140	4.25%
Dayton, Ohio 45417
Patricia L. Begley(2)	Class A	419,476	8.88%	6.35%
600 Albany Street	Common	968,418	3.93%
Dayton, Ohio 45417
The Fifth Third Bank,	Class A	1,081,392	22.89%	16.57%
Trustee(3)	Common	2,595,312	10.52%
Cincinnati, Ohio 45202
The Fifth Third Bank,	Class A	1,071,624	22.68%	16.42%
Trustee(4)	Common	2,571,912	10.43%
Cincinnati, Ohio 45202

(1) John Q. Sherman, deceased, a founder of Standard Register, set up a trust in his will for the benefit of his family.  The trustees of that trust are Roy W. Begley, Jr., Nicholas C. Hollenkamp, and James L. Sherman. The trust holds voting securities, including the shares of class A and common stock of Standard Register listed in this table, in separate, equal trusts for John Q. Sherman’s three surviving children and for the heirs of his deceased children. Each child or heir is a life beneficiary of his or her respective trust. The trustees share voting and investment power for the securities in the trusts. The will of John Q. Sherman requires the trustees to give each beneficiary who is a child of John Q. Sherman, upon his or her request, a proxy allowing the beneficiary to vote the shares held in his or her respective trust.

(2) Each of these individuals is a child of John Q. Sherman, deceased. None of them owns in his or her own name more than 5% of the outstanding voting securities of Standard Register; however, each has the right, upon his or her request, to vote the shares of Standard Register stock held in his or her respective trust created under the will of John Q. Sherman, deceased.

(3) William C. Sherman, deceased, also a founder of Standard Register, set up a trust in his will which provides for the payment of net income for life to Helen Margaret Hook Clarke, his niece. The trustee, The Fifth Third Bank, has the sole voting and investment power for the voting securities in this trust.

(4) William C. Sherman, during his lifetime, created a trust agreement dated December 29, 1939, which provides for the payment of net income for life to Helen Margaret Hook Clarke and the children of John Q. Sherman. The Fifth Third Bank has the sole voting and investment power for the voting securities in this trust.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Each director and executive officer listed below and all directors and executive officers as a group own, in their own name or beneficially, class A stock and common stock of Standard Register on January 2, 2011, as follows:

				Percent of
				Combined
		Number	Percent	Voting
Beneficial Owners	Class	of Shares	of Class	Power

David P. Bailis Director	Common	67,311	0.273%	0.139%
Roy W. Begley, Jr.(1)(2)(3) Director	Common	38,321	0.155%	0.079%
Jerrold A. Beigel (2)	Common	39,292	0.159%	0.081%
President, Commercial Business Unit
Bradley R. Cates (2) President, Healthcare Business Unit	Common	85,585	0.347%	0.177%
F. David Clarke, III(2) (4) Chairman of the Board	Common Class A	51,272 5,096	0.208% 0.108%	0.159%
Thomas M. Furey (2) President, Industrial Business Unit	Common	104,883	0.425%	0.217%
Robert M. Ginnan (2) Vice President, Treasurer & Chief Financial Officer	Common	108,777	0.441%	0.225%
Julie D. Klapstein	Common	0	.000	.000
Nominee
Michael E. Kohlsdorf Director	Common	34,255	0.139%	0.071%
R. Eric McCarthey Director	Common	54,255	0.220%	0.112%
Joseph P. Morgan, Jr.(2) Director and President & Chief Executive Officer	Common	335,965	1.362%	0.696%
John J. Schiff, Jr.(2) Director	Common	135,210	0.548%	0.280%
John Q. Sherman, II (2) Director	Common	46,012	0.187%	0.095%
Gerard D. Sowar (2) Vice President, General Counsel & Secretary	Common	46,512	0.189%	0.096%
Executive officers and directors as a group (14 persons) (2)	Common Class A	1,147,650 5,096	4.652% 0.108%	2.376% 0.053%

(1)

Margaret Begley, the wife of Roy W. Begley, Jr., owns 140 shares of common stock, as to which Mr. Begley disclaims beneficial ownership. Mrs. Begley is also the trustee of 600 shares of common stock for the benefit of their children, Lauren A. Begley and Kathleen A. Begley, as to which Mr. Begley disclaims beneficial ownership.

(2)

Includes the following options to purchase Standard Register common stock exercisable before April 28, 2011: Roy W. Begley, Jr.- 4,000 shares; Jerrold A. Beigel- 22,111; Bradley R. Cates- 70,642 shares;  F. David Clarke, III- 4,000 shares;  Thomas M. Furey- 75,622 shares; Robert M. Ginnan- 76,215 shares;  Joseph P. Morgan, Jr.- 239,864 shares; John Q. Sherman, II- 4,000 shares; John J. Schiff, Jr.- 4,000 shares; Gerard D. Sowar- 27,867 and all executive officers and directors as a group- 534,095 shares.

(3)

Roy W. Begley, Jr. (along with Nicholas C. Hollenkamp and James L. Sherman) is trustee under the Will of John Q. Sherman. The trustees have the power to vote shares held in the separate trusts in the event that the beneficiaries of the trusts eligible to vote the shares in their trust do not desire to exercise that right. The John Q. Sherman Trusts own 2,516,856 shares of class A stock and 5,810,508 shares of common stock which in the aggregate represents 38.09% of the outstanding votes of the Company. The trustees share the investment power with respect to class A and common stock held by the trusts. The beneficiaries of the trusts do not have the investment power with respect to the securities in these trusts.

(4)

F. David Clarke, III, and his wife, Loretta M. Clarke, own as joint tenants 6,776 shares of Standard Register common stock, which is accounted for in the total noted.  In addition, F. David Clarke, III is a shareholder of and Chairman of the Board of Directors of Clarke-Hook Corporation which owns 35,000 common shares of the Company.  Mr. Clarke disclaims beneficial ownership of any shares owned by his parents, siblings and Clarke-Hook Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and holders of 10% or more of our common stock to report certain transactions in the common stock to the Securities and Exchange Commission.  Based on our records, we believe all Securities and Exchange Commission filings with respect to directors, executive officers, and holders of 10% or more of our common stock have been made in a timely manner except as described below.  David Williams, who became subject to Section 16(a) upon his appointment as Controller in March 2009, was a continuous participant in the Company’s Dividend Reinvestment and Stock Purchase Plan through which he regularly purchased shares of the Company’s common stock funded by payroll withholding.  The automatic monthly stock purchases should have been reported on Form 4 filings with the Securities and Exchange Commission after Mr. Williams was appointed Controller but inadvertently were not.  When this error was discovered, corrective filings were promptly made, but a total of two monthly reports during 2010, relating to two purchase transactions, were not timely.  In addition, on August 11, 2010, Bradley R. Cates, President, Healthcare Business Unit, sold shares of the Company’s stock. The stock sale was reported on a Form 4 filing with the Securities and Exchange Commission on August 17, 2010, which was not within the required two-day time period.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The board has adopted Corporate Governance Guidelines to provide principles for the Company’s governance processes.  These guidelines address, among other topics, director selection and qualifications, director responsibilities, and board and committee structure.  The Corporate Governance Guidelines are reviewed periodically and updated as deemed appropriate.

Code of Ethics

The board has adopted a Code of Ethics and emphasized that directors, and all Company employees, including principal executive officers and senior financial officers, are subject to the letter and spirit of the Code. The Code of Ethics covers such topics as conflicts of interest, confidentiality, compliance with legal requirements, and other business ethics subjects. It has been distributed to all employees and is made available on the Company’s website, www.standardregister.com by clicking on “Company”, then “About Standard Register” and following the link to “Code of Ethics”.  Printed copies of the Code of Ethics are available by contacting the Corporate Secretary’s office, The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417.

Director Independence

The board, assisted by the Corporate Governance and Nominating Committee, annually assesses the independence status of all directors for purposes of board and committee memberships.  Using the “Independence Criteria” adopted by the board in conformity with New York Stock Exchange Listing Standards, as amended, the board adopted findings with respect to the independence of each director.  Directors David P. Bailis, Roy W. Begley, Jr., F. David Clarke, III, Michael E. Kohlsdorf, R. Eric McCarthey, John J. Schiff, Jr., and John Q. Sherman, II, were determined to be independent.  Joseph P. Morgan, Jr. is not considered independent since he is an employee of the Company.

The Committee performed the same independence assessment with respect to the new candidate for director.  The board adopted the Committee’s findings that the director nominee, Julie D. Klapstein, is independent.

All members of the Audit, Compensation, and Corporate Governance and Nominating Committees are independent directors.

The Corporate Governance and Nominating Committee and board also considered commercial ordinary-course transactions with respect to several directors, and director nominees as it assessed independence status, and concluded these transactions did not impair director independence. The transactions examined were:

•

John J. Schiff, Jr., a director of the Company, serves as Chairman of the Board of Cincinnati Financial Corporation and its lead subsidiary, The Cincinnati Insurance Company.  Mr. Schiff’s duties with respect to these two companies are primarily to the board of directors and he does not initiate, guide or direct the day-to-day operations of the companies.  During 2010, the Cincinnati Insurance Company provided certain property casualty insurance and surety coverages to the Company.  The insurance coverages were negotiated on the Company’s behalf by an independent insurance agency.  In the course of the transaction, no professional services were provided to the Company by The Cincinnati Insurance Company or its affiliates.  Premiums for the insurance coverages totaled $104,008, which is considerably less than the thresholds set in the Independence Criteria for the Company.

•

The Company sells products and services in the ordinary course of business to KeyBank, and KeyBank is one of the lead banks in the Company’s credit facility and provides deposit services to the Company.   Director Roy W. Begley, Jr., is a Senior Vice President of Key Private Bank group of KeyBank.  However, these transactions do not approach the thresholds described in the Independence Criteria for either KeyBank or the Company with respect to 2010 revenues or expenditures.

•

The Company sells products and services in the ordinary course of business to Coca-Cola Company, which director R. Eric McCarthey serves as Senior Vice President of the Corporate Commercial Execution Group.  Such 2010 sales do not approach the thresholds described in the Independence Criteria for either Coca-Cola Company or the Company.

•

Director John Q. Sherman, II, sells product to the Company pursuant to the Company’s sourcing and supply contract with customer Fifth Third Bank. These transactions between the Company and John Q. Sherman, II, were deemed not to impair his independence as the dollar amounts were well under the threshold set forth in the Independence Criteria.

The Independence Criteria used by the Corporate Governance and Nominating Committee and full board is available on the Company’s website, www.standardregister.com, by clicking on “Company”, then “About Standard Register” and following the link to “Director Independence Criteria”.

Related Party Transaction Policy

The Company is required to report certain related party transactions between the Company and certain related parties, including directors, executive officers, nominees for the board, beneficial owners of 5% or more of any class of the Company’s voting securities, and any of the foregoing person’s immediate family members. The board, assisted by the Corporate Governance and Nominating Committee, has adopted a written policy which establishes an approval process for related party transactions.  The policy prohibits all related party transactions unless the Company’s Audit Committee determines in advance of the Company entering into any such related party transaction that the transaction is conducted on terms that are fair to the Company. In order for the Audit Committee to approve a related party transaction, the Audit Committee must be satisfied that it has been fully informed as to the direct and indirect interests, relationships and conflicts or potential conflicts present in the proposed transaction.  The Audit Committee must determine that, being fully apprised of the proposed transaction, it believes that the transaction is fair to the Company and, if necessary, the Company has developed an appropriate plan to manage any conflicts or potential conflicts of interest.  In the event an Audit Committee member or his or her immediate family member is a related person with respect to a transaction presented to the Audit Committee, such Audit Committee member will not participate in the determination whether to approve the transaction.

In the event that the Company enters into a related party transaction that has not received approval by the Audit Committee, or a transaction that was not originally a related party transaction becomes a related party transaction, the Audit Committee must review such transaction promptly, and may ratify such transaction, provided that, in such case, unless there is otherwise a compelling business or legal reason for the Company to continue with the transaction, the Audit Committee may only ratify the transaction if it determines that (i) the transaction is fair to the Company, and (ii) any failure to comply with the policy was not due to fraud or deceit. The General Counsel of the Company is responsible for ensuring that the Policy is distributed to all officers, directors, nominees for the board, and beneficial owners of 5% or more of any class of the Company’s voting securities.  Such officers, directors, nominees for the board, and beneficial owners are responsible for informing their immediate family members of the Policy. The General Counsel is also responsible for requiring that any proposed transaction be presented to the Audit Committee for consideration before the Company enters into any such transactions.

Certain Transactions

The Fifth Third Bank’s trust department holds shares in the Company as disclosed in the “Voting Securities and Principal Holders” table and, as such, beneficially owns more than 5% of the outstanding class A stock and common stock of the Company.  The Company provides a broad range of services to Fifth Third Bank including purchasing, inventory management, fulfillment, distribution and other services and also sells Fifth Third Bank printed products and banking documents, all in the ordinary course of business and on terms and conditions similar to those offered to other Company customers.  The revenue received by the Company from Fifth Third Bank in 2010 in connection with providing these products and services was approximately $11.6 million.

Board Meetings and Director Attendance at Annual Meeting of Shareholders

In 2010, the board met eight times.  All incumbent directors attended at least 75% of the board meetings, and the meetings of committees on which each director served.

Directors all stand for election or reelection at each annual meeting of shareholders.  Directors make every effort to attend the annual meetings.  While the board does not have a formal “policy” in this regard, its clear practice is for directors to be present at the annual meeting of shareholders.

Board and Committee Structure

The board has three standing committees:  Corporate Governance and Nominating, Compensation, and Audit.  In addition, in 2010, as in other years as deemed desirable, the board authorized formation of an Executive Committee.

Board Leadership and Risk Oversight

The Company’s Chairman of the Board is F. David Clarke, III and the Company’s Chief Executive Officer is Joseph P. Morgan, Jr.  Mr. Morgan is also a member of the board of directors.  While the board of directors believes it is desirable to have its Chief Executive Officer be a member of the board of directors, it has historically had two separate individuals serve as Chairman of the Board and Chief Executive Officer.  The board believes that this separation of roles generally provides for a more independent board and enhances the board’s ability to independently assess the performance of the Chief Executive Officer and the Company.

The board’s structure and governance processes provide a substantial business risk management component through the role of the Audit Committee, the Corporate Governance and Nominating Committee, the Company’s internal audit processes, and the Company’s code of ethics, on-line ethics training, and several channels for employees to provide information to the board of inappropriate business risks or violations of company policies (e.g., “whistle-blower” opportunities).

Although the board oversees the overall risk management of the Company, its committees have the most in-depth contact with the Company's operations, and thus serve as corporate channels through which potential business risks are dealt with or raised to the entire board.  The Audit Committee is in charge of reviewing and assessing the Company's business risk management process, including the adequacy of the Company’s overall control environment and controls in selected areas representing significant financial and business risk.  It meets periodically throughout the year to review and monitor activities related to the above, and can appoint, replace or dismiss the head of the Internal Audit Department.  In accordance with its charter, it discusses with management and the Company’s independent auditors significant financial reporting issues and judgments, accounting issues, and other sources of credit, liquidity and operational risk in the Company.  In addition, under its charter, it has the authority to investigate, at its discretion, any issues within the parameters of its responsibilities.

In addition, the Corporate Governance and Nominating Committee annually reviews the Company’s code of ethics, and is tasked with minimizing risk through proposing and overseeing corporate governance practices adopted for the Company.  The committee helps to mitigate operational risk by establishing and maintaining the process by which the board conducts succession planning for the Company's management.

Our risk assessment process also extends to our compensation programs and policies. In 2010, management carried out a review of all of the Company’s compensation programs and policies to assess their potential for fostering excessive risk-taking. This included a review of each plan’s design characteristics that could encourage unintended risky behaviors, mechanisms in place to mitigate these risks, and the materiality of any adverse impact on the Company that might arise out of such programs. These compensation program characteristics and mitigating factors were reviewed with the Compensation Committee. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.  Going forward, management plans to carry out such a review each year.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met four times in 2010.  All current members of the Committee attended all of the Committee meetings held in 2010 during the period for which they served on the Committee.  The Committee is chaired by John Q. Sherman, II.  Other Committee members are David P. Bailis, Roy W. Begley, Jr., and R. Eric McCarthey.   All members of the Committee are independent.

The board has adopted a Charter for this Committee.  It is reviewed annually and updated as appropriate.  It is available on the Company’s website, www.standardregister.com, by clicking on “Company”, then “About Standard Register” and following the link to “Board Charters.”

The Corporate Governance and Nominating Committee assists the board in defining board roles and developing processes to optimize board functioning. It also studies and recommends adoption by the board of directors of corporate governance processes intended to comply with applicable legal, regulatory, and listing standard requirements. In addition, the Committee oversees the Company’s succession planning process and director nomination process.  The Committee provides leadership to the board of directors and other committees in performing annual self-assessments. These self-assessments give the board and Committees insight into how they are performing their roles in the corporate governance process. The Corporate Governance and Nominating Committee conducted an assessment of its own performance as part of this process.

Director Nominating Process

The Corporate Governance and Nominating Committee and the board, in performing their director-nomination function, identify director candidates from a range of sources.  Historically, these have included recommendations from current directors and major shareholders.  In 2010, the board requested the Committee conduct a search for a new director candidate.  The Committee engaged the services of Korn Ferry International, a recognized leader in executive and board recruitment, to identify potential candidates and assist in the search process.  Korn Ferry assisted the Committee with the following services:  finalizing the director position profile and criteria; identifying a slate of potential candidates who had qualifications consistent with the profile and criteria;  conducting initial interviews with select candidates;  facilitating meetings between candidates and Committee members, corporate executives, and board Chairman;  and providing professional counsel regarding specific candidate qualifications.   Korn Ferry was paid a professional fee for its services.  The new director nominee was identified and selected through the process facilitated by Korn Ferry.  In this engagement, Korn Ferry did not provide any consulting services for the Company with respect to determining the amount or form of director compensation.

Director candidates are generally evaluated by reference to criteria such as integrity, candor, judgment, skills and experience with respect to the industry in which the Company operates, leadership, strategic understanding, and independence.  These factors are considered in the context of the current composition of the board.  A candidate is evaluated against these criteria regardless of the source of the recommendation. There are no “minimum requirements” as such, although integrity and judgment are considered absolute requirements.  Rather, the board examines all capabilities, skills, and experience in evaluating director candidates.  The Committee does not have an express policy with regard to consideration of diversity in identifying director nominees.  However, the Committee does consider issues of diversity in evaluating director candidates and the board and the Committee believe it is important that the board members represent diverse skills, personal and professional experience and viewpoints.

The policy of the Committee and board is to consider recommendations for director candidates from any interested party, especially shareholders.  Shareholders and other interested persons who wish to recommend a director candidate should submit the recommendation in writing addressed to The Standard Register Company Corporate Governance and Nominating Committee, in care of the Corporate Secretary, The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417.  The communication should state the name of the candidate, his or her qualifications, and contact information for the shareholder or interested party, and the candidate. Such candidates will be evaluated using the same criteria as candidates proposed from other sources.  There have been no material changes to the process by which shareholders and interested parties may recommend nominees to the board.

Eight of the nominees recommended by the board for election at the 2011 Annual Meeting of Shareholders were previously elected as directors by the shareholders.  One nominee was selected through the process described above, and is recommended by the board of directors for election at the 2011 Annual Meeting of Shareholders

Audit Committee

The board has established a separately-designated standing Audit Committee for purposes of overseeing the accounting and financial reporting processes of the Company and audits of its financial statements.

The Audit Committee met four times in 2010.  All current members of the Committee attended all  of the Committee meetings held in 2010 during the period for which they served on the Committee.   Michael E. Kohlsdorf is Chair of the Audit Committee.  The others members of the Committee are F. David Clarke, III, R. Eric McCarthey, and John J. Schiff, Jr.  The board has determined that all members of the Committee are independent directors and meet the financial literacy requirements of the New York Stock Exchange.

The board adopted an Audit Committee Charter in April 2000.  It is reviewed annually and updated as appropriate.  It is available on the Company’s website, www.standardregister.com, by clicking on “Company”, then “About Standard Register” and following the link to “Board Charters.”

The Audit Committee is responsible for monitoring and assuring the integrity of the Company’s financial reporting process. It accomplishes this function by assessing the internal accounting and auditing practices of the Company, and the independent auditor’s fulfillment of its role in the financial reporting process.  The Committee has sole authority for appointing and assessing the independent auditors, and setting their fees.  Additionally, the Committee administers compliance with the Company’s Code of Ethics.  To that end, the Committee has established procedures for the receipt, retention and investigation of complaints regarding accounting, internal accounting controls or auditing matters. Any interested person may contact the Audit Committee directly through the Company’s external website by clicking on “Company” as more fully described in the later section “Contact Information.”  Company employees may contact the Audit Committee, anonymously if they wish, through a toll-free telephone number linked to a third party who will record complaints related to accounting and auditing matters and forward such complaints directly to the Audit Committee.

The board has determined that independent directors Michael E. Kohlsdorf and R. Eric McCarthey each satisfy the “Audit Committee financial expert” qualifications contained in regulations issued pursuant to the Sarbanes-Oxley Act of 2002.  Specifically, the board has concluded that Mr. Kohlsdorf’s previous experience as a chief financial officer of two different publicly traded companies qualifies him as an “Audit Committee financial expert” and that Mr. McCarthey’s previous experience as Chairman of the audit committee of a publicly traded company following the enactment of Sarbanes-Oxley Act qualifies him as an “Audit Committee financial expert.”  With respect to both Mr. Kohlsdorf and Mr. McCarthey, their experience with respect to audits of financial statements of publicly held companies, internal controls, application of generally accepted accounting principles, and audit committee functions, and their independence as board members, meet the criteria for “Audit Committee financial expert.”

Compensation Committee

The Compensation Committee met nine times in 2010.  All current members attended all of the Committee meetings held in 2010 during the period for which they served on the Committee.  The Committee is chaired by Roy W. Begley, Jr.  Other members are David P. Bailis, Michael E. Kohlsdorf, and John Q. Sherman, II.  All members of the Committee are independent directors.

In 2010, the Committee formed a Section 162(m) Subcommittee (the “Subcommittee”) to administer and approve the grant of performance related awards and stock options to officers of the Company subject to, or potentially subject to, Section 162(m) of the Internal Revenue Code under those plans to certify that any performance goals established pursuant to the grant of such performance related awards and stock options are attained.  The Subcommittee members are David P. Bailis and Michael E. Kohlsdorf.  The Subcommittee does not have a separate charter, but its authority is established by resolution of the Committee and the board of directors.

The board has adopted a Charter for the Compensation Committee.  It is reviewed annually and updated as appropriate.  It is available on the Company’s website, www.standardregister.com, by clicking on “Company”, then “About Standard Register” and following the link to “Board Charters.”

The Compensation Committee has sole responsibility for determining compensation for the Chief Executive Officer, and it approves compensation for other executive officers. The Committee and the Subcommittee administer the equity and other compensation plans described in the executive compensation disclosures included in this proxy statement.  The Committee is responsible for reviewing and recommending to the board the annual retainer and other fees and grants for directors in connection with service on the board and Committees.

The Compensation Committee is authorized to establish and review the compensation strategy of the Company in order to align organizational strategies, goals, and performance with appropriate compensation rewards to executive officers and directors.  It accomplishes this by evaluating components of total compensation and assessing performance against goals, market competitive data, and other appropriate factors.  The Committee and the Subcommittee also have authority to make grants of stock awards to executive officers and senior management.  The Committee may recommend to the board, and to shareholders, new equity incentive plans or amendments to existing plans.  The Committee has sole authority to select and retain independent experts and consultants in the field of executive compensation, to advise with respect to market data, competitive information, executive compensation trends, and other matters as requested.

In many years, the Committee has established a discretionary pool of equity awards and delegated to the Chief Executive Officer and General Counsel the granting of such awards for purposes of new hire incentives, spot awards and recognition, and the like.  The General Counsel provides the Committee with an accounting of any discretionary grants made during the year.  In 2010, the Chief Executive Officer and General Counsel made no discretionary grants.

The Committee has not delegated any other of its accountabilities to any persons.

Executive officers work with the Committee and its independent compensation consultant to propose compensation features that provide appropriate incentives to meet Company goals and reward performance.  The primary role of executive officers in this regard is to identify and discuss components of the Company’s business plan that are critical to execution. Further, executive officers provide context regarding the degree of difficulty in attaining certain goals.  The Chief Executive Officer discusses with the Committee his evaluation of the performance of each executive officer, which the Committee takes into account in recommending compensation for executive officers other than the CEO. Executive officers participate and give input into the work valuation analysis undertaken by the Committee with respect to each executive officer role.  For 2010, there were no salary increases for the executive officers, except for Mr. Sowar, in connection with his appointment as Vice President, General Counsel & Secretary.

The Committee has directly retained an independent compensation consultant, Semler Brossy Consulting Group, LLC to assist in its duties.  Semler Brossy is retained for a number of purposes, including:  to perform an annual competitive assessment of compensation programs and practices, construct an appropriate peer group, provide market competitive compensation data, recommend an appropriate mix of compensation elements, assist the Committee in performing the Chief Executive Officer performance evaluation, review and comment on management recommendations such as proposed grants of stock awards to non-officer management, and update the Committee on emerging trends.  A Semler Brossy representative attends all Committee meetings.  Semler Brossy is not engaged to perform any other consulting work for the Company.

Executive Committee

The Executive Committee has the authority to act on behalf of the board of directors during the time between meetings, in all matters except for filling vacancies on the board of directors or any of its committees. The Executive Committee met two times in 2010. F. David Clarke, III is Chairman of the Executive Committee, and Mr. Bailis and Mr. Morgan are the other members.  The Committee has no separate charter, but its authority is established by resolution of the board of directors.  Of the Executive Committee members, Messrs. Clarke and Bailis are considered independent, and Mr. Morgan was not considered independent.

Contact Information and Corporate Governance Document Availability

The board and its committees have established processes for shareholders and interested parties to contact the Presiding Director, Audit Committee, and board.  Director John Q. Sherman, II, has been selected to preside at the meetings of non-management directors of the board of directors to be held in 2011.

Shareholders and interested parties may communicate with Mr. Sherman and with the Audit Committee through the Company’s website, www.standardregister.com, by clicking on “Company”, then “Investor Center” and following the link to “Contacts.”  Communications for the board, the Presiding Director and the Audit Committee may also be sent to the Corporate Secretary, The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417.  All communications to the board, the presiding director, and the Audit Committee will be forwarded by the Corporate Secretary to the appropriate director(s).

The Charters of all board committees, the Corporate Governance Guidelines, the Code of Ethics, and the Independence Criteria, may be accessed on the Company’s website, www.standardregister.com by clicking on “Company”, then “About Standard Register”.  Printed copies of these documents are available on request by contacting the Corporate Secretary’s office at the address noted above.

AUDIT COMMITTEE REPORT

During 2010, the Audit Committee reviewed interim quarterly financial statements with management and the independent auditors. This review was conducted prior to the filing of the Company’s 10-Q reports containing the respective interim quarterly financial statements. In addition, the Committee reviewed and discussed the 2010 year-end audited financial statements with executive management, including the chief financial officer and the independent auditors. This review took place prior to publication of the audited financial statements in the 10-K filing and annual report to shareholders. Each review was conducted with the understanding that management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for examining the statements.

In further discharge of its responsibilities, the Audit Committee met with the independent auditors, both in the presence of management and privately. The Committee and independent auditors discussed those matters described in Statement of Auditing Standards No. 61, “Communication with Audit Committee.” These discussions included review of the scope of the audit performed with respect to the Company’s financial statements. The Company’s internal auditor also met with the Committee, both in the presence of management and privately, in order to review the effectiveness of the Company’s internal controls and the internal auditor’s responsibilities in that regard and other compliance and audit matters. The Company has maintained an internal audit function for many years. In addition, the Committee conducted regular private meetings with General Counsel, and with management, including the chief financial officer and corporate controller.

The Audit Committee received and discussed periodic reports of management and the internal auditor, with respect to design and assessment of the Company’s internal controls over the financial reporting process. The Committee further received and discussed the report of the independent auditors with respect to their audit of internal controls over financial reporting performed by the independent auditors in conjunction with the audit of the Company’s financial statements, as set forth in Public Company Accounting Oversight Board Auditing Standard No. 5.

The Audit Committee received the independent auditor’s written statement required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. This written statement described any relationships between the independent auditors and the Company that may reasonably be thought to bear on independence. Following receipt of this written statement and discussions of the matters described in it, the Committee was satisfied as to the auditor’s independence.

Based on the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K, for fiscal year ending January 2, 2011, for filing with the Securities and Exchange Commission.

Michael E. Kohlsdorf, Chair

F. David Clarke, III

R. Eric McCarthey

John J. Schiff, Jr.

Independent Registered Public Accounting Firm Information

With respect to the 2009 and 2010 fiscal years, the Company paid fees to Battelle & Battelle, LLP, its independent auditors, as follows:

FEES TO INDEPENDENT AUDITOR	FY 2010	FY 2009

Audit Fees	$760,000	$826,000
Audit-Related Fees	35,300	52,900
Tax Fees	0	0
All Other Fees	0	0

Total Fees	$795,300	$878,900

The Audit Committee has adopted a procedure for pre-approval of all fees charged by Battelle & Battelle. Under the procedure, the Audit Committee approves the engagement letter with respect to audit and review services noted on the table above. Audit-related, tax and other fees are subject to pre-approval by the entire Committee, or, in the period between meetings, by a designated member of the Audit Committee. Any such approval by the designated member is disclosed to the entire Audit Committee at the next meeting. All audit-related fees paid to Battelle & Battelle, LLP, with respect to the 2010 audit year were approved by the Audit Committee.

The category of audit fees includes the audit of the Company’s annual consolidated financial statements, the audit of internal control over financial reporting, the review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Battelle & Battelle, LLP, in connection with statutory and regulatory filings or engagements. Battelle & Battelle LLP has advised the Company that permanent full-time employees and partners of Battelle & Battelle LLP performed substantially all of the work done in conjunction with its audits of the Company’s financial statements for the years ended January 2, 2011 and January 3, 2010.

Audit-related fees consist of assurance and related services provided by Battelle & Battelle, LLP, that were reasonably related to the performance of the audit or review of our financial statements. It included fees billed in 2010 and 2009 for the audit of our benefit plans and accounting consultation regarding accounting literature. The audit-related fees are for services generally required to be performed by Battelle & Battelle, LLP, because they follow upon and are linked to Battelle & Battelle, LLP’s audit of the Company’s consolidated financial statements.

The Audit Committee has determined that the provision of audit-related services by Battelle & Battelle, LLP, is compatible with maintaining such firm’s independence.

Executive Officers

This section provides information concerning each of the executive officers of the Company as of March 16, 2011 with the exception of Mr. Morgan, who is a nominee for director, and accordingly, his biographical information, may be found in the section dealing with Proposal 1, under the heading “Nominees”.

Name	Age	Served as
		Officer Since
Jerrold A. Beigel	50	NA

Since joining Standard Register in October, 2009 Mr. Beigel has served as President of Standard Register’s Commercial Business Unit.  Prior to joining Standard Register, Mr. Beigel worked for Reed Elsevier, where he held the position of Senior Vice President for Commercial Sales for the Elsevier business unit from March 2009 to October 2009 and Vice President LexisNexis Corporate Markets Business from July 2007 to March 2009.  Prior to Reed Elsevier, Beigel held sales leadership positions with StorageTek/Sun Microsystems, where he spent two years leading a sales, technical, and channel organization in the sale of data management solutions.  Prior to Sun, he spent 20 years at Xerox Corporation, where he held numerous senior leadership positions including vice president and general manager Northern Calif., general manager, Global Accounts, and other key leadership roles in sales, marketing and product management.

Bradley R. Cates	41	2007

Mr. Cates is President, Healthcare Business Unit, a position he has held since September, 2009.  From March, 2009 to September 2009, Mr. Cates served as General Manager, Healthcare.  From April 2007 to April 2009, Mr. Cates served as Vice President, Sales and Marketing.  From September 2005 to April 2007, Mr. Cates served as Vice President, Marketing.  Mr. Cates was Vice President, Strategic Accounts, from August 2003 to September 2005.

Thomas M. Furey	46	2006

Mr. Furey is President, Industrial Business Unit, a position he has held since September, 2009.  From March, 2009 to September 2009, Mr. Furey served as General Manager, Industrial.  From April 2006 to April 2009, Mr. Furey served as Vice President, Chief Supply Chain Officer and General Manager, Document & Label Solutions.  He joined the Company in May 2004 as Vice President, Manufacturing Operations, Document & Label Solutions.  From December 2004 to April 2006, he served as Vice President & General Manager, Document & Label Solutions.

Robert M. Ginnan	47	2009

Mr. Ginnan has been Vice President, Treasurer & Chief Financial Officer since February 27, 2009.  From June 2000 to February 2009, Mr. Ginnan served as Corporate Controller of Standard Register.

Gerard D. Sowar	52	2010

Mr. Sowar has been Vice President, General Counsel and Secretary since January 2010.  From January 2008 to January 2010, Mr. Sowar served as Vice President, Deputy General Counsel.  From September 2005 to January 2008, he served as Vice President, Associate General Counsel. Prior to September 2005 he was Vice President Senior Counsel since joining the Company in March 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and footnotes contain information regarding compensation earned in or with respect to 2010 by:

•

Our Chief (Principal) Executive Officer

•

Our two other most highly compensated executive officers

We refer to these officers collectively as our named executive officers.

Name and Principal Position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
			(1)	(1)	(2)	(3)
Joseph P. Morgan, Jr.
President and Chief Executive Officer	2010	600,000	500,002	498,543	298,104	103,033	1,999,682
	2009	602,308	-	556,948	130,000	115,569	1,404,825
Robert M. Ginnan
Vice President, Treasurer and	2010	300,000	149,999	149,562	129,178	51,711	780,450
Chief Financial Officer	2009	295,673	-	175,479	15,000	11,410	497,562
Jerrold A. Beigel
President, Commercial Business Unit	2010	285,000	99,999	99,710	57,000	6,232	547,941

(1)

Represents the total grant date fair value of awards issued during the year computed in accordance with Accounting Standards Codification (ASC) Topic 718.  These amounts represent the estimate of total compensation expense at the date of grant that would be recognized over the performance period.  The stock awards issued in 2010 were all performance-based.  Compensation amounts in the above table were based on our estimate of the probable outcome of the performance condition at the date of grant, and not necessarily the maximum amount that could be earned by the named executive.  The maximum amounts that could have been earned by the named executive officers for the stock awards issued in 2010, in order are: $750,003, $224,998, and $149,998.  The amounts shown do not represent actual amounts paid to the named executive officers.  Whether, and to what extent, the named executive officers realize value on equity awards depends on our 2010 financial performance, our stock price, and continued employment.  Approximately 32% of the shares awarded will be forfeited and canceled in 2011 because the target level of the performance objective was not met at the end of 2010.  See Note 14 to our Consolidated Financial Statements included in Form 10-K for the year ended January 2, 2011 for discussion of the relevant assumptions used to determine fair value of stock and option awards.

(2)

The amounts for 2010 represent annual cash incentive awards earned during the year under our Management Incentive Compensation Plan and paid in 2011 upon approval of our Compensation Committee.  The 2010 annual award was based upon the attainment of objective business performance goals approved by our Compensation Committee.  The amounts paid represent a payout percentage of approximately 66 % of the overall target award amount for Messrs. Morgan and Ginnan and 40% for Mr. Beigel.

The amounts for 2009 represent amounts earned and paid in 2009 under an additional incentive plan approved by the Compensation Committee to reward the development of a transformation plan to position the Company for growth in 2009 and beyond, and to focus management on the achievement of several short-term goals in the initial stages of the plan.

(3)

The table below shows the components of other compensation.

Name	Year	Company Contribution to Tax-Qualified 401(k) Plan	Company Contribution to Supplemental Defined Contribution Plan	Total
		($)	($)	($)
		(a)	(b)
Joseph P. Morgan, Jr.	2010	13,033	90,000	103,033
	2009	5,723	109,846	115,569

Robert M. Ginnan	2010	6,711	45,000	51,711
	2009	11,410	-	11,410

Jerrold A. Beigel	2010	6,232	-	6,232

(a)

Under the 401(k) Savings Plan, we match fifty cents on the dollar for the first six percent (6%) of the participant’s compensation deferred into the plan.  Prior to November 30, 2009, we matched seventy-five cents.  The Company match vests after three years of service.

(b)

Participants in the Supplemental Executive Retirement Plan, a defined contribution plan, are credited with 15% of annual base salary and cash incentive compensation.  Accounts are credited annually with an investment return which is currently 6%.

Annual Cash Incentive Awards

Our practice is to award annual cash incentive awards to executive officers under our Management Incentive Compensation Plan (Incentive Plan) based upon objective business performance goals approved by the Compensation Committee. Goals are established each year, depending on the relevant business focus of the Company for the year.

Annual cash incentive awards are based on a percentage of base salary (award level) for all executive officers.  The target award level for the named executive officers is as follows:  Mr. Morgan – 75%; Mr. Ginnan – 65%; and Mr. Beigel – 50%.  The performance goal is scaled so that the executive officer can receive part of an award in the event that acceptable, but not the desired, results are achieved. A threshold level of achievement must be attained in order for executive officers to earn any annual cash incentive award (Minimum). Performance goals are also established for higher payout rates, up to 200%, if actual performance significantly exceeds the target. For 2010, the annual cash incentive awards were based on the following factors:

2010 Annual Cash Incentive Performance Measures, Weightings, and Measurement Level
	Revenue		Adjusted Earnings from Operations (1)		Customer Satisfaction
Participants	Weighting	Measurement Level	Weighting	Measurement Level	Weighting	Measurement Level
Chief Executive Officer
Other Named Executive Officers	40%	Corporate	40%	Corporate	20%	Corporate
Other Corporate and
Shared Services Participants

Business Unit Participants	40%	Business Unit	40%	Business Unit	20%	Corporate

(1) Based on pre-bonus operating profit, excluding asset impairments, restructuring and other exit costs,

      amortization of net actuarial pension losses, and pension settlement charges.

•

To pay any award, 90% of the corporate level adjusted earnings from operations goal must be achieved.

•

Minimum and maximum award opportunities are 50% and 200%, respectively.

Stock and Option Awards

Stock Options – Stock options granted have a contractual term of ten years and become exercisable ratably over a service period of four years.

Stock Awards –Stock awards issued were in the form of performance-based restricted shares and were granted at the target level.

•

The performance-based restricted stock awards have a one-year performance period and a three-year vesting period.  Twenty-five percent of the award will vest upon achievement of performance goals, 25% of the award will vest upon achievement of the performance goals and one additional year of service, and 50% of the award will vest upon achievement of the performance goals and two additional years of service.

•

The minimum number of performance-based restricted stock awards that could vest is 50% of target for achievement of a minimum performance goal and the maximum number of performance-based restricted stock awards that could vest is 150% of target for achievement of a maximum performance goal. Actual achievement was approximately 68% of target.

•

The performance measure was the same adjusted earnings from operations measure in the 2010 annual cash incentive plan discussed above, except that it also excluded expense related to the performance-based restricted shares.

If the actual performance achieved was below the threshold level, all of the shares previously granted would be forfeited. If the actual performance achieved was above the target level, additional shares would have been granted and immediately vested.  In 2011, upon certification of our financial results for the 2010 performance period, 32% of the previously issued performance-based restricted stock awards were forfeited by the named executive officers because the target level of the performance goal was not met at the end of 2010.

Outstanding Equity Awards

The following table contains information related to unexercised stock option awards and nonvested restricted stock awards held by each of our named executive officers at January 2, 2011.

	Stock Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (1)	Number of Securities Underlying Unexercised Options (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
	(#) Exercisable	(#) Unexercisable	($)		(#)	($)	(#)	($)
Joseph P. Morgan, Jr.	17,050	-	20.16	02/05/13	-	-	85,911	292,957
	17,050	-	18.01	02/18/14	-	-	-	-
	10,900	-	12.89	02/23/15	-	-	-	-
	8,887	-	17.00	02/22/16	-	-	-	-
	12,000	4,000	13.07	02/21/17	-	-	-	-
	26,700	26,700	9.51	04/29/18	-	-	-	-
	25,000	75,000	4.70	02/25/19	-	-	-	-
	46,975	140,925	5.22	04/30/19	-	-	-	-
	-	185,208	5.82	03/02/20	-	-	-	-

Robert M. Ginnan	3,000	-	19.47	12/12/11	1,500	5,115	25,773	87,886
	2,500	-	22.87	02/13/12	-	-	-	-
	2,500	-	20.16	02/05/13	-	-	-	-
	1,500	-	13.57	03/14/13	-	-	-	-
	6,000	-	18.01	02/18/14	-	-	-	-
	3,000	-	12.89	02/23/15	-	-	-	-
	5,000	-	17.00	02/22/16	-	-	-	-
	3,300	1,100	13.07	02/21/17	-	-	-	-
	11,250	33,750	4.70	02/25/19	-	-	-	-
	11,925	35,775	5.22	04/30/19	-	-	-	-
	-	55,562	5.82	03/02/20	-	-	-	-

Jerrold A. Beigel	12,850	38,550	4.70	11/03/19	-	-	17,182	58,591
	-	37,042	5.82	03/02/20	-	-	-	-

(1)

 The vesting date of each option is listed in the table below by expiration date.

Expiration	Vesting	Expiration	Vesting	Expiration	Vesting
Date	Date	Date	Date	Date	Date
12/12/11	12/31/04	02/23/15	02/23/09	02/25/19	02/25/13
02/13/12	12/31/04	02/22/16	02/22/10	04/30/19	04/30/13
02/05/13	12/31/04	02/21/17	02/21/11	11/03/19	11/03/13
03/14/13	03/14/05	04/29/18	04/29/12	03/02/20	03/02/14
02/18/14	12/31/04

(2)

Service-based restricted stock awards for Mr. Ginnan vest as follows:  2011-1,000 shares and 2012-500 shares.

(3)

The stock price used to calculate values in the above table is $3.41, the closing price on December 31, 2010, the last trading day of 2009.

(4)

All of the shares shown are performance-based restricted shares.  27,492 shares for Mr. Morgan, 8,247 shares for Mr. Ginnan, and 5,498 shares for Mr. Beigel will be forfeited and canceled in 2011 because the target level of performance was not met at the end of 2010.  Twenty-five percent of the remaining shares will vest in March 2011, 25% of the shares will vest in March 2012, and 50% of the shares will vest in March 2013.

Retirement Benefits

The Stanreco Retirement Plan (Qualified Plan) is our qualified defined benefit pension plan.  The traditional formula provides a defined benefit calculated as 1.3 percent of final average pay (average of highest five years of base and annual cash incentive) times years of credited service.  Mr. Ginnan participates under this formula.  Effective June 30, 2008, we modified the Qualified Plan and the nonqualified supplementary benefit plan discussed below for participants that were still accruing benefits under the plans.  As a result, these participants ceased accruing pension benefits and final pension benefit amounts will be based on pay and service through June 29, 2008.  Normal retirement age is 65, but unreduced benefits are available at age 62.  Plan participants can elect payment in the form of a lump sum or an annuity.

The benefit amount for certain participants (primarily those hired after December 31, 1999) was frozen in 2004 and these participants no longer earn any additional benefit credits; however, their lump sum earns 4% interest annually until termination of employment with the Company (pension equity formula).  Mr. Morgan participates under this formula.

The Non-Qualified Retirement Plan supplements the Qualified Plan and was available to all Qualified Plan participants who were affected by limits imposed by the Tax Reform Act of 1986, including executive officers.  It provides retirement benefits that would have been payable from the Qualified Plan but for such limits.  Benefits are calculated using the same formula as the Qualified Plan, traditional or pension equity, and all features of the Non-Qualified Retirement Plan are the same as the Qualified Plan.  Mr. Morgan participates in this plan.

Mr. Morgan also participates in the Officers’ Supplemental Non-Qualified Plan which provides additional retirement benefits based on years of credited service as an executive officer in excess of five years.  It provides a defined benefit calculated as 3.05 percent of final average pay (the average of the highest five years of base and annual cash incentive) times years of officer service in excess of five years.  Effective January 1, 2007, the plan was frozen to new participants and benefits were frozen for most participants, including Mr. Morgan.  This plan was replaced by the defined contribution plan discussed below.

The sum of annual benefits payable under the above retirement plans cannot exceed more than 50% of the executive officer’s final average pay.

With the exception of our Qualified Plan, we do not fund any retirement plans, but we accrue for projected benefits and pay benefits from general corporate assets.  None of the defined benefit retirement plans provide flexibility to enhance the years of service or other components of the formula other than by plan amendment.  We have not enhanced years of service or other components of the formulas for any executive officer.

Non-Qualified Defined Contribution Plans

We have a Supplemental Executive Retirement Plan for officers designed to supplement benefits available under our 401(k) savings plan.  Participant accounts are credited annually on the last day of the year with 15% of their annual compensation, which includes base salary and annual cash incentive awards.  Accounts are credited annually with an investment return which currently is 6%. Participants are fully vested after ten years of credited service as an officer, eligibility for early retirement, death, or disability.  Benefit payments are made in ten equal installments and are paid from general company assets.  We currently do not fund this plan.  Messrs. Morgan and Ginnan participate in this plan.

Potential Payments upon Termination or Change in Control

Employment Agreements

None of our named executive officers has a written employment agreement.  However, as a condition of  Mr Beigel’s employment, he is guaranteed a severance package equal to one year of base compensation, unless for cause.  We have generally provided separation benefits equal to one year of base compensation to executive officers who are asked to leave the Company for reasons other than cause.  The benefits are not contractual and are subject to approval by our Board of Directors.  However, there is no guarantee that the executive officer would receive separation benefits above our normal severance policy of one week for each year of service, up to a maximum of 26 weeks.  Our Board of Directors has not adopted any policy with respect to executive officer separation benefits, and there is no guarantee that any executive officer termination in the future will be handled in the same way as past terminations.

Management Incentive Compensation Plan

Change in Control – In the event of a change in control, employees, including the named executive officers, are entitled to receive a payment equal to his or her target cash incentive award for the incentive period that includes the date of the change of control.

Termination Provisions - If an executive officer’s employment terminates due to death or disability during the incentive period, a prorated amount of any unpaid incentive awards will be payable to the executive officer if the performance goals are achieved.  An executive officer who remains employed through the incentive period, but is terminated prior to the payment date, is entitled to receive any incentive award if the performance goals are achieved.  If an executive officer’s employment terminates for any reason other than due to death or disability during the incentive period, the balance of any unpaid cash incentive awards will be forfeited by the executive officer.

Equity Plans

Change in Control - Under the 1995 Stock Option Plan and the 2002 Equity Incentive Plan, in the event of a change in control, stock options granted under the plans become immediately exercisable in full.  Under the 2002 Equity Incentive Plan, shares of nonvested service-based and performance-based restricted stock granted under the plan are immediately vested, whether or not the performance goal is met.

Termination Provisions - Incentive options and nonqualified options are treated similarly under both the 1995 Stock Option Plan and the 2002 Equity Incentive Plan in the event of termination of employment.  In general the exercisable portion of any option will terminate 90 days after termination of employment other than for cause, and the unexercisable portion will terminate upon the date of termination. However, all nonqualified options continue to vest and be exercisable after termination if the termination is due to retirement in accordance with our normal retirement policy after age 62, death, or permanent and total disability.  If an employee dies or becomes disabled while employed by the Company or within 90 days after termination for reasons other than cause, any options exercisable as of that date can be exercised at any time within one year after the date of termination of employment by the employee’s estate, guardian, or persons to which the options were legally transferred.  All options terminate immediately if employment is terminated for cause or if the employee violates any written employment or non-competition agreement with the Company.

Under the 2002 Equity Incentive Plan, upon termination of employment, all nonvested shares of restricted stock are forfeited, unless the employee leaves the Company as a result of retirement in accordance with our normal retirement policy, after age 62 with ten years of service, or due to death or permanent disability.  In these cases, service-based restricted shares immediately vest and performance restricted shares continue to be subject to the vesting provisions of the awards.

Retirement Plans

Change in Control - Under the Non-Qualified Retirement Plan, in the event of a change of control, a participant’s benefit under the plan immediately becomes fully vested.

The change of control provisions in the Officers’ Supplemental Non-Qualified Retirement Plan and the Supplemental Executive Retirement Plan provide that upon the involuntary termination of employment of a participant by the Company or its successor within one year after a change of control, the plan will pay the participant their benefit in a single lump sum approximately six months after termination.  Involuntary termination following a change of control means the participant was not offered a similar position in responsibility and compensation as they held prior to the change in control or their normal place of work is relocated more than 50 miles away and within six months of the change of control the participant voluntarily terminates his employment.

Termination Provisions - In the event of termination, the named executive officers are entitled to receive any benefits that they would otherwise be entitled to under the Qualified Plan, the Non-Qualified Retirement Plan, the Officers’ Supplemental Non-Qualified Retirement Plan, and the Supplemental Executive Retirement Plan.  Benefits under these plans generally are not affected by whether a participant’s employment terminates with or without cause.  However, under all plans except the Qualified Plan, any unpaid portion of a participant’s benefit is forfeited if the participant is convicted of a felony during or arising from the participant’s employment with the Company, engages in competition with the Company after termination of employment with the Company, or discloses the Company’s confidential information.

Death benefits under the Qualified Plan and the Non-Qualified Plan are equal to approximately 50% of the total accumulated benefit amount.  Under the Officers’ Supplemental Non-Qualified Retirement Plan, death benefits equal 100% of the accumulated benefit amount.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company.  The following table contains information concerning the compensation earned in 2010 by our non-employee directors.

Name	Fees Earned or Paid in Cash	Stock Awards	Total
	($)	($)	($)
F. David Clarke, III (Chairman)	100,000	64,991	164,991
David Bailis	55,750	64,991	120,741
Roy W. Begley, Jr.	63,750	64,991	128,741
Michael Kohlsdorf	66,750	64,991	131,741
Eric McCarthey	53,000	64,991	117,991
John J. Schiff, Jr.	43,500	64,991	108,491
John Q. Sherman, II	63,750	64,991	128,741

Fee Earned or Paid in Cash - Non-employee members of our Board of Directors receive an annual retainer fee of $25,000 and $1,000 for each Board of Directors meeting attended.  Mr. Morgan, our Chief Executive Officer, did not receive any fees for serving as a member of the Board of Directors.  Non-employee board members also receive additional compensation for serving on board committees as follows:

•

Compensation Committee members receive an annual retainer fee of $5,500, and a per-meeting fee of $750.  Current members of the Compensation Committee are:  Messrs. Bailis, Begley, Kohlsdorf, and Sherman.  Mr. Begley is Chairman of the Committee and receives an additional retainer fee of $10,000.

•

Corporate Governance and Nominating Committee members receive an annual retainer fee of $5,500, and a per-meeting fee of $750.  Current members of the Corporate Governance and Nominating Committees are:  Messrs. Bailis, Begley, McCarthey, and Sherman.  Mr. Sherman is Chairman of the Committee and receives an additional retainer fee of $10,000.

•

Audit Committee members receive an annual retainer fee of $7,500, and a per-meeting fee of $1,000.  Current members of the Audit Committee are:  Messrs. Clarke, Kohlsdorf, McCarthey, and Schiff.  Mr. Kohlsdorf is Chairman of the Committee and receives an additional retainer fee of $10,000.

•

Executive Committee members receive no annual retainer but are paid $1,000 per meeting attended.  Current members of the Executive Committee are: Mr. Clarke, Chairman, with Mr. Bailis and Mr. Morgan as the other members.  Mr. Clarke and Mr. Morgan do not receive any payments for attending Executive Committee meetings.

•

The annual retainer fee for our Chairman of the Board is $100,000.  The Chairman of the Board does not receive any additional fees.

Our directors are paid $750 for each half-day of board-related work outside of regular board or committee meetings, and are entitled to receive reimbursement of reasonable out-of-pocket expenses incurred by them to attend board meetings.

Stock Awards - Represents the total number of shares granted during 2010 multiplied by the grant date fair value of $4.34 per share. The grant date fair value is determined under ASC Topic 718, and is equal to the closing price of our common stock on May 6, 2010.

The table below provides information for the number of restricted shares that remain unvested and the number of options that are outstanding at January 2, 2011.

	Restricted Stock Awards	Stock Option Awards
Name	Number of shares that have not vested (#)	Number of shares Outstanding (#)
F. David Clarke, III (Chairman)	24,000	4,000
David Bailis	27,726	-
Roy W. Begley, Jr.	24,000	4,000
Michael Kohlsdorf	27,726	-
Eric McCarthey	27,726	-
John J. Schiff, Jr.	24,000	4,000
John Q. Sherman, II	24,000	4,000

PROPOSAL 2:  To Approve The Standard Register Company 2011 Equity Incentive Plan

An important factor in our ability to attract, motivate and retain highly-qualified employees has been our ability to offer them modern stock incentives, such as stock options and performance stock grants.  We have been using The Standard Register Company 2002 Equity Incentive Plan (the “2002 Plan”) for this purpose since it became effective in April 2002, but after nine years of grants the 2002 Plan is nearly depleted and is insufficient for our ongoing needs.

For that reason, on February 24, 2011 the board of directors adopted The Standard Register Company 2011 Equity Incentive Plan (the “2011 Plan”) and directed that it be submitted to the shareholders for their consideration and approval at the annual meeting of shareholders.

The 2011 Plan incorporates many of the features of the 2002 Plan while adding certain provisions not currently found in the 2002 Plan.  The following discussion briefly summarizes the basic features of the 2011 Plan but is not an exhaustive description.  For additional information, please see the full text of the 2011 Plan which appears as Exhibit A to this proxy statement.

General

The 2002 Plan authorized the grant of stock incentives covering a total of 3,500,000 shares, of which 308,897 are available for grant as of February 24, 2011.

In approving the 2011 Plan for submission to the Company’s shareholders, the board of directors recognized both the Company’s anticipated needs for additional stock incentives and the changing environment for the compensation of eligible employees.  To provide a flexible vehicle under which appropriate incentives can be awarded, the 2011 Plan permits the grant of nonqualified and incentive stock options, stock appreciation rights, and restricted stock awards as is currently provided for under the 2002 Plan and also permits the grant of restricted stock units or “RSUs” which are described below.

In drafting the 2011 Plan, the board of directors was mindful of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers in excess of $1 million per year per executive officer.  The limitation excludes “performance-based compensation,” however, and the 2011 Plan was prepared so that incentive awards granted under the 2011 Plan can constitute performance-based compensation which is fully tax deductible by the Company.  See “Federal Income Tax Consequences.”

The 2011 Plan became effective as of the day it was approved by the board of directors, subject to approval by the shareholders at the annual meeting.  If it is not approved by the shareholders, the 2011 Plan will be of no force and effect.  If approved, the 2011 Plan will continue in existence for ten years, until February 24, 2021.  The board of directors may terminate the 2011 Plan at any time, but outstanding stock incentives will continue to be exercisable until they expire or are otherwise terminated in accordance with their terms.

Nature of Incentives; Eligibility; Purposes

Stock incentives which may be issued under the 2011 Plan include stock options (which for federal income tax purposes may be either “nonqualified” options or “incentive” options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended), stock appreciation rights, restricted stock awards, performance share awards, and restricted share units, as well as any combination thereof.  Stock incentives may be granted to “key employees” of the Company and its subsidiaries.  Key employees are defined as employees of the Company or a subsidiary who in the opinion of the Committee (as defined below) are deemed to have the capacity to contribute significantly to the growth and successful operations of the Company.  The  number of persons who will be key employees is not determinable.  The Committee determines those persons who are key employees.  Independent directors, defined as directors who are not employees of the Company, are also eligible to receive incentives under the 2011 Plan.

The purpose of the 2011 Plan is to promote the best interests of the Company and its shareholders by providing key employees and independent directors with an opportunity to acquire a proprietary interest in the Company.  It is intended that the 2011 Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by the individuals who are primarily responsible for shaping and carrying out the Company’s long-range plans and securing its continued growth and financial success.

Shares Available for Grant

A total of 5,780,000 shares of common stock are available for stock incentives granted under the 2011 Plan.  For purposes of this maximum amount, shares underlying options and stock appreciation rights are counted on a one-for-one basis, but shares issued in the form of restricted stock awards, performance share awards or restricted stock units will count against the maximum at the rate of two shares for every one share covered by an award.  If any shares of common stock that are subject to stock incentives are forfeited, such shares will again be available under the 2011 Plan.  For this purpose, “forfeited shares” means any shares that were issued pursuant to prior grants of stock incentives that expire or terminate for any reason without having been exercised.  In the future, if another Company is acquired by the Company or combines with the Company, any of the Company’s shares covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired Company would not be deemed issued under the 2011 Plan and would not be subtracted from the shares of common stock available for grant under the 2011 Plan.

Grants of stock incentives under the 2011 Plan are subject to the further limitation that the maximum number of shares granted to any one person in a calendar year may not exceed either 1,500,000 options or stock appreciation rights or 750,000 restricted stock awards, performance shares or restricted stock units.

Administration

The 2011 Plan is to be administered by a committee (the “Committee”) consisting of no fewer than two directors designated by the Board of Directors of the Company.  The Committee may appoint one or more subcommittees to administer specified aspects of the 2011 Plan.  All members of the Committee (or applicable subcommittee) must be “disinterested persons” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission, and all members of either the Committee itself, or of a subcommittee thereof if designated for the purpose of selecting performance criteria and assessing the achievement thereof by the Company’s named executive officers, must be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.  The Board has designated its Compensation Committee as the Committee for purposes of the 2011 Plan, and the Compensation Committee has designated a subcommittee (called the “Section 162(m) Subcommittee”) for purposes of administering compliance with the performance standards of Section 162(m) of the Internal Revenue Code.  The Committee determines which employees of the Company and its subsidiaries are key employees who might participate in the 2011 Plan and the form, terms and number of shares covered by each stock incentive granted to such persons under the 2011 Plan.  In making such determinations, the Committee may consider an employee’s present or potential contribution to the success of the Company or any subsidiary and other factors which it may deem relevant.  Stock incentives may be granted only by the Committee.

Proposed Incentive Grants

Except as set forth in the following table, no specific determinations have been made as to recipients of awards under the 2011 Plan.  Certain awards were made by the Committee in March 2011, contingent upon shareholder approval of the 2011 Plan, as set forth below.

NEW PLAN BENEFITS

Name and Position	Stock Option Grants (No. of Shares)

Joseph P. Morgan, Jr. President & Chief Executive Officer	433,974
Robert M. Ginnan Treasurer & Chief Financial Officer	112,179
Jerrold A. Beigel, President Commercial Business Unit	64,103
Executive Officer Group (6 persons)	802,565
Non-Executive Director Group (7 persons)	0
Non-Executive Officer Employee Group (69 persons)	704,359

Available Awards Under the Plan

Incentive and Nonqualified Stock Options.  A stock incentive in the form of a stock option will provide for the purchase of shares of common stock in the future at an option price per share which will not be less than 100% of the fair market value of the shares covered thereby on the date the stock option is granted.  Each option first becomes exercisable in full or in part 12 months after the date the option is granted, or may become exercisable in one or more installments and at such later time or times, as the Committee shall determine.  Options may be, but are not required to be, made subject to the attainment of specified performance objectives.  Upon the exercise of an option, the purchase price may be paid in cash or, unless otherwise provided in the option, in shares of common stock (including shares withheld by the Company from the shares issuable upon exercise of the option) or in a combination of cash and such shares.  The Company may cancel all or a portion of an option subject to exercise, and pay the holder cash or shares equal in value to the excess of the fair market value of the shares subject to the portion of the option so canceled over the option price of such shares.  All stock options granted under the 2011 Plan will expire within ten years from the date of grant.  A stock option is not transferable or assignable by an optionee otherwise than by will or by the laws of descent and distribution, and each option is exercisable, during the optionee’s lifetime, only by the optionee.  Unexercised options terminate on the 90th day following termination of employment.

Stock Awards and RSUs.  Under the 2011 Plan, the Committee may award common stock or restricted stock units (i.e. the right to receive stock at a later date upon the achievement of specified conditions).  Any such stock award or RSU will be subject to such terms, conditions and restrictions (including restrictions on the transfer of the shares issued pursuant to the award) as the Committee may determine, including specified corporate or personal performance objectives the attainment of which may, but is not required to be, specified as a condition to the vesting of the stock award or RSU.

Stock Appreciation Rights.  The 2011 Plan also authorizes the issuance of stock appreciation rights or “phantom stock” awards.  Such rights, if granted, confer upon the recipient the right to receive upon exercise the excess (or “spread”) of the fair market value of Company common stock over the exercise price of the right.  The exercise price must be at least equal to the fair market value of common stock on the date of grant.  The Committee may impose such conditions or restrictions on stock appreciation rights as it deems appropriate.

The Committee has the authority to determine whether, to what extent and under what circumstances any stock incentive will be canceled or suspended.  In particular, but without limitation, all outstanding stock incentives to any participant will be canceled if the participant, without the consent of the Committee, while employed by the Company or after termination of such employment, engages in any activity which is in competition with the Company, as determined by the Committee.

Federal Income Tax Consequences

The following is only a brief summary of the federal tax consequences of awards made under the 2011 Plan and is not intended to be an exhaustive discussion.  Award recipients should always consult with their personal tax advisors regarding their personal tax situations.

Nonstatutory Stock Options.  Nonstatutory stock options are not taxable to the optionee upon grant, but will result in taxable ordinary income to the optionee at the date of exercise of the option.  The taxable amount will be equal to the difference between the market price of the optioned shares on the date of exercise and the exercise price.

Incentive Stock Options.  Incentive stock options are generally not taxable to the optionee upon grant or exercise if the optionee has continuously been an employee from the time the option has been granted until at least three months before it is exercised.  However, the spread at exercise is an “adjustment” item for alternative minimum tax purposes.  Any gain realized on the sale or other disposition of stock acquired on exercise of an incentive stock option is considered as long-term capital gain for tax purposes if the stock has been held more than two years after the date the option was granted and more than one year after the date of exercise of the option.  If the stock is disposed of within one year after exercise, the lesser of any gain on such disposition or the spread at exercise (i.e., the excess of the fair market value of the stock on the date of exercise over the exercise price) is treated as ordinary income, and any appreciation after the date of exercise is considered long-term or short-term capital gain to the optionee depending on the holding period prior to sale.  However, the spread at exercise (even if greater than the gain on the disposition) is treated as ordinary income if the disposition is one on which a loss, if sustained, is not recognized – e.g., a gift, a “wash” sale or a sale to a related party.

Stock Appreciation Rights.  Like nonstatutory options, stock appreciation rights are not taxable to the recipient upon grant, but result in taxable ordinary income as of the date of exercise equal to the amount paid to the recipient, i.e., the difference between the exercise price and the value of the shares on the date of exercise.

Restricted and Unrestricted Stock.  Restricted stock is generally taxable as ordinary income in the first taxable year in which the recipient’s rights to the stock are transferable or are not subject to a substantial risk of forfeiture, whichever is applicable.  Recipients may also elect to include the income in their tax returns for the taxable year in which they receive the shares by filing an election to do so with the appropriate office of the Internal Revenue Service within 30 days of the date the shares are transferred to them.  The amount includable in income with respect to restricted stock is the fair market value of the shares as of the day the shares are transferable or not subject to a substantial risk of forfeiture, whichever is applicable; if the recipient has elected to include the income in the year in which the shares are received, the amount of income includable is the fair market value of the shares at the time of transfer.  Unrestricted stock is taxable as ordinary income when it is granted to the recipient.  Dividends paid on restricted stock during the restricted period are taxable as ordinary income as paid.  The Company is entitled to a deduction for restricted or unrestricted stock in the year the recipient is subject to ordinary income tax with respect to the stock.

Restricted Stock Units.  Restricted stock units are generally taxable to the recipient as ordinary income when stock or cash is payable with respect to the restricted stock units, even if the restricted stock units become vested at an earlier date.  Dividend equivalents with respect to restricted stock units are generally accumulated and paid to the recipient when the stock or cash payable under the restricted stock units become payable, and the dividend equivalents are taxable at the time of such payment.

Performance Related Awards.  Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the amount that a publicly held corporation may deduct for the compensation paid to its Chief Executive Officer and its three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer.  “Qualified performance-based compensation,” however, is not subject to the $1,000,000 deduction limit.  Accordingly, the 2011 Plan permits the Committee (which has delegated certain authority to its Section 162(m) Subcommittee) to establish performance goals consistent with Section 162(m) and authorizes the granting of cash, stock options, stock appreciation rights, common stock, RSUs, or any combination thereof to employees upon achievement of such established performance goals.  In setting the performance goals, the Committee and/or the Section 162(m) Subcommittee may use such measures as stock price, market share, sales revenue, organic sales growth, cash flow, cash flow efficiency, earnings per share, return on equity, total shareholder return, gross margin, costs, operating income or any of a number of other criteria defined in the 2011 Plan. The performance goals may relate to the individual participant, to the Company as a whole, or to a subsidiary, division, department, region, function or business unit of the Company in which the participant is employed.

Additional Information

The Board may amend the 2011 Plan, provided that no amendment may increase the number of shares issuable pursuant to the 2011 Plan, reduce the exercise price or alter the class of individuals eligible to receive stock options without shareholder approval. However, shareholder approval may not necessarily be required of every amendment to the 2011 Plan that can increase the cost to the Company of the 2011 Plan or alter the allocation of benefits between the Company’s named executive officers, other executive officers, and other employees.

The 2011 Plan prohibits the re-pricing of underwater stock options by forbidding any stock option or stock appreciation right from being cancelled in exchange for cash, other awards, or stock options or stock appreciation rights having a lower exercise price without the prior approval of the shareholders of the Company.

On March 1, 2011, the average of the high and low market prices of the Company’s common stock on the New York Stock Exchange was $3.38 per share.

In the event that the 2011 Plan is terminated, recipients of stock options, stock appreciation rights, RSUs and common stock granted prior to such expiration shall retain all rights to such shares in accordance with their terms, including the right to exercise stock options or stock appreciation rights.

Notwithstanding any vesting schedule contained in any stock incentives granted under the 2011 Plan, if a change in control (as such term is defined in the 2011 Plan) of the Company occurs, any stock incentives under the 2011 Plan that have been outstanding for over six months will become immediately exercisable in full.

Shareholder Approval

The proposal is being submitted for approval of the shareholders in accordance with the requirements of The New York Stock Exchange, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and Section 162(m) of the Internal Revenue Code of 1986, as amended.  The affirmative vote of the holders of a majority of voting power of the Company’s outstanding voting stock present in person or by proxy at the annual meeting is required to adopt the 2011 Plan.  Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the approval of the 2011 Plan unless otherwise instructed by the shareholders.  Abstentions will have the same effect as votes cast against the proposal, provided such shares are properly present at the meeting in person or by proxy.  Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome of the proposal.

The board of directors recommends you vote FOR the approval of The Standard Register Company 2011 Equity Incentive Plan.

PROPOSAL 3: To vote on a proposal to approve an amendment to The Standard Register Company Management Incentive Compensation Plan

Introduction

The Standard Register Company Management Incentive Compensation Plan (“Incentive Plan”) was adopted by the shareholders at the 1997 annual meeting and amended by the shareholders at the 2002 annual meeting. It was also amended by the directors of the Company in 2010 in order to ensure that the Incentive Plan does not constitute a non-qualified deferred compensation plan under Internal Revenue Code Section 409A, such amendment not requiring shareholder approval.  The Incentive Plan authorizes the Compensation Committee of the board of directors to fashion incentive awards for executive officers based upon achievement of objective performance goals. The objective performance goals are enumerated in the Incentive Plan at Article IX as follows:

“The Performance Goals established by the Committee at the time a Special Incentive Award is granted will be based on one or more of the following:  earnings per share, market share, stock price, sales, reduction of costs, net operating income, cash flow, retained earnings, return on capital, return on equity, return on assets, results of customer satisfaction surveys, aggregate product price and other product price measures, operating and maintenance cost management, measures of employee commitment, engagement and development, and such other measures as the Committee determines are appropriate; provided, however, that all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code.  Such Performance Goals also may be based on the attainment of levels of performance of the Company and/or any Affiliates under one or more other measures described above relative to the performance of other corporations.”

The board of directors believes it is desirable to expand the list of objective performance goals that can be considered by the Compensation Committee to be appropriate indicators of executive performance and which contribute to the overall profitability and growth of the Company. The board is therefore proposing to amend the Incentive Plan to provide such additional measures. All such objective performance goals must meet the requirements of Section 162(m)(4) of the Internal Revenue Code regarding deductibility of executive compensation. A copy of the relevant Incentive Plan provision, with the proposed new language noted, is attached to this proxy statement as Exhibit B.

The amendment will give the Compensation Committee flexibility to consider all objective performance goals that relate to Company performance and to adapt executive performance goals to developments in the incentive compensation field.

New Plan Benefits

The proposed revision to the Incentive Plan will not affect the amounts of bonus compensation payable under the Incentive Plan, only the nature of the criteria under which such compensation will be deemed earned. Accordingly, there are no specific new plan benefits attributable to the proposed amendment.

Shareholder Approval

The proposal to adopt the amendment to the Incentive Plan as described above and attached hereto as Exhibit B is being submitted for approval of the shareholders in accordance with the requirements of The New York Stock Exchange, the Securities and Exchange Commission, and federal tax law. The affirmative vote of the holders of a majority of voting power of the Company’s outstanding voting stock present in person or by proxy at the annual meeting is required to adopt the amendment. Upon approval, the amendment to the Incentive Plan will become effective retroactive to December 9, 2010.

The board of directors recommends you vote FOR the amendment of The Standard Register Company Management Incentive Compensation Plan.

PROPOSAL 4: To vote on a proposal to ratify the appointment of Battelle & Battelle LLP, Certified Public Accountants, as Standard Register’s independent auditors for the year 2011

The Audit Committee of the board has selected Battelle & Battelle LLP, Certified Public Accountants, to perform the audit of our financial statements and our internal controls over financial reporting for the fiscal year ending January 1, 2012, as Standard Register’s independent auditors for the year 2011.  Battelle & Battelle LLP was our independent auditing firm for the fiscal year ended January 2, 2011.

We are asking our shareholders to ratify the selection of Battelle & Battelle LLP, Certified Public Accountants, as our independent auditing firm.  Although ratification is not required by Standard Register’s Code of Regulations or otherwise, the board is submitting the selection of Battelle & Battelle LLP, Certified Public Accountants to our shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify such selection, the Audit Committee may nonetheless choose to engage Battelle & Battelle LLP, Certified Public Accountants.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent auditing firm at any time during the year if it determines that such a change would be in the interest of Standard Register and our shareholders.

A representative of Battelle & Battelle LLP, Certified Public Accountants will be present at the annual meeting.  The representative will have an opportunity to make a statement to the shareholders and will be available to respond to appropriate questions.

The affirmative vote of a majority of the voting power of the Company’s outstanding voting stock which is present in person or by proxy at the annual meeting is required to adopt the proposal.  Abstentions from voting by holders of shares otherwise present at the meeting will have the same effect as votes against the proposal.  Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the voting.

The board of directors recommends that you vote FOR the selection and retention of Battelle & Battelle, LLP, Certified Public Accountants, as Standard Register’s independent auditors for the year 2011.

The board of directors does not intend to present any other proposals for action by the shareholders at the annual meeting and has not been informed that anyone else intends to present any other proposal for action by the shareholders at the annual meeting.

OTHER MATTERS

 Solicitation Expenses

The Company will pay the costs to solicit proxies. These costs include the expenses of brokers, custodians, nominees or fiduciaries incurred in forwarding the documents to their principals or beneficiaries. These are the only contemplated expenses of solicitation.

 Shareholder Proposals for 2012 Annual Meeting

Any proposal of a shareholder intended for inclusion in our proxy statement and proxy for the 2012 annual meeting of shareholders must be received by our Secretary at The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417, on or before November 17, 2011. The 2012 annual meeting of shareholders will be held on April 26, 2012. The form of proxy we distribute for the 2012 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the 2012 annual meeting (other than by management) if we do not receive notice of that matter at 600 Albany Street, Dayton, Ohio 45417, prior to February 1, 2012.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Gerard D. Sowar
Gerard D. Sowar
Vice President, General Counsel
& Secretary
Dayton, Ohio

EXHIBIT A

THE STANDARD REGISTER COMPANY

2011 EQUITY INCENTIVE PLAN

1.

Purpose:  The purpose of The Standard Register Company 2011 Equity Incentive Plan (the "Plan") is to promote the best interests of The Standard Register Company (together with any successor thereto, the "Company") and its shareholders by providing Key Employees of the Company and its Affiliates (as defined below), and certain members of the Company's Board of Directors who are not employees of the Company, with an opportunity to acquire a, or increase their, proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those Key Employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. Also, by encouraging stock ownership by directors, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to furnish an added incentive for them to continue their association with the Company.

2.

Definitions:  As used in the Plan, the following terms shall have the respective meanings set forth below:

Affiliate: Any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

Award: Any Option, Stock Appreciation Right, Restricted Stock, Restricted Share Unit, or Performance Share or other award granted under the Plan.

Award Agreement: Any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

Board:  The Company’s Board of Directors.

Cause: The willful repeated or habitual misconduct of a Participant, the embezzlement or theft of corporate funds, conviction of a felony, the breach of any trade secrecy or similar statutory or contractual confidentiality provisions, the direct or indirect competition with the Company's business or other breach of any noncompetition agreement with the Company, and/or "cause" as defined in any employment agreement to which a Participant is a party.

Change in Control:  The event which shall be deemed to have occurred if any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) a trustee under the John Q. Sherman Testamentary Trust or the William C. Sherman Testamentary Trust or the William C. Sherman Intervivos Trust dated December 29, 1939, becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities.

Code:  The Internal Revenue Code of 1986, as amended from time to time.

Commission:  The Securities and Exchange Commission.

Committee:  A committee of the Board (including any applicable subcommittee thereof) designated by such Board to administer the Plan in whole or in part, consisting of not less than two Non-Employee Directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 and as an "outside director" under Section 162(m)(4)(C) of the Code or any successor provisions thereto.  Unless otherwise directed by the Board, the Committee shall be the Board’s standing Compensation Committee.

Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time.

Fair Market Value:  With respect to Shares, as of any given date, the reported closing sale prices of Shares on the New York Stock Exchange on that date, or on the most recent trading date on which sales of Shares were reported if none were reported on that date.  With respect to any property other than Shares, and for Shares if they are then no longer publicly traded, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

Good Reason:  The occurrence of one or more of the following circumstances following a Change in Control without the Participant’s express written consent, which circumstance(s) are not remedied by the Company within 30 days of its receipt of a written notice from the Participant describing the applicable circumstances in detail (which notice must be provided by the Participant within 90 days of the Participant obtaining knowledge of the applicable circumstances): (i) any material change in the Participant’s duties, responsibilities, authority, reporting structure, title, office or status; (ii) a material reduction of the Participant’s base salary or bonus eligibility; (iii) a geographical relocation of the Participant’s principal office location by more than 50 miles; (iv) any material breach by the Company of any material contractual obligation of the Company to the Participant; (v) the Participant’s Permanent and Total Disability; or (vi) the failure by the Company or any successor to the Company to assume or confirm all of the Participant’s Awards outstanding at the time of a Change in Control on a basis which is economically equivalent to the Participant, or to assume or confirm any other material contractual obligations of the Company to the Participant, following a Change in Control.

Incentive Stock Option:  An option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

Key Employee:  Any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate, as determined by the Committee in its discretion.

Non-Employee Director:  Any member of the Company's Board of Directors who is not an employee of the Company or of any Affiliate.

Non-Qualified Stock Option:  An option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

Option:  An Incentive Stock Option or a Non-Qualified Stock Option.

Participant:  A Key Employee or Non-Employee Director who is granted an Award under the Plan.

Performance Goal:  Any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:  cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic, earnings per share from continuing operations; net assets turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stock holder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

Performance Period:  Any period for which Performance Goal(s) or goals have been established with respect to an Award.

Performance Share:  Any Award granted under Section 6(d) of the Plan that will be paid out as a Share upon the achievement of specified Performance Goals (which, in specified circumstances, may be a Restricted Security).

Permanent and Total Disability:  Any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Person:  Any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or government or political subdivision thereof.

Qualifying Termination:  The termination of a Participant’s employment or status as a Non-Employee Director which is initiated at any time within the 24 calendar months after the effective date of a Change in Control (i) by the Company (or its successor) for any reason other than Cause or due to the Participant’s Permanent and Total Disability or (ii) by the Participant for Good Reason.

Released Securities:  Shares with respect to which all applicable restrictions have expired, lapsed or been waived.

Restricted Securities:  Awards under which issued and outstanding Shares are held subject to certain restrictions pursuant to the Plan or an Award Agreement.

Retained Dividends:  Dividends otherwise payable with respect to Shares subject to an outstanding Award which are to be held by the Company for such purpose for later payment when and if the Award results in the actual issuance of Shares or as otherwise specified herein or in the Award Agreement.

Restricted Stock:  Any Share granted under Section 6(c) of the Plan.

Restricted Stock Unit:  An Award granted under Section  of the Plan which provides for the issuance of Shares to a Participant who remains a Key Employee or Independent Director for the period(s) of time specified in the Award Agreement.

Rule 16b-3:  Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

Shares:  Shares of Common Stock of the Company, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section  of the Plan.

Stock Appreciation Right:  Any right granted under Section  of the Plan.

3.

Administration:  The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by the Board and all references to the Committee herein shall include the Board. The Committee may delegate specific aspects of its administrative authority hereunder to one or more subcommittees, provided the members thereof meet all legal or regulatory qualifications applicable to their respective subcommittees’ delegated responsibilities, and all references herein to the Committee shall include any such subcommittees.  To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

Subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant; (v) determine whether, to what extent and under what circumstances Awards granted to Participants may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award granted to Participants under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

4.

Shares Available for Award:

(a)

Total Shares Available. The total number of Shares reserved and available for distribution pursuant to Awards granted under the Plan shall be 5,780,000 provided, however, that any Shares issued to Participants pursuant to Awards in any form other than Options or Stock Appreciation Rights shall be counted against such 5,780,000 Share limit as two Shares for every one Share actually issued pursuant to such Award other than a Option or Stock Appreciation Right.

(b)

Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.  If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an option otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.  Any Shares otherwise issuable to a Participant upon the exercise of an Award which the Participant elects to have withheld or not issued by the Company in lieu of the Participant’s payment of any consideration such Participant is required to pay shall be deemed to have been issued for purposes of the Plan and therefore no longer available for future grant under the Plan.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares and/or treasury Shares as designated by the Committee.

(c)

Individual Limitation.  The maximum number of Shares with respect to which Awards may be granted under this Plan to any single Participant in any fiscal year of the Company shall be 1,500,000 in the case of Options and Stock Appreciation Rights and 750,000 in the case of Restricted Stock, Performance Shares, and Restricted Share Units.

(d)

Adjustments. In the event the Company effects a stock dividend or other distribution in the form of Shares or other Company securities, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects all of the Company’s outstanding Common Stock, then the Committee shall proportionately adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the grant, purchase or exercise price with respect to any Award; provided, further, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

5.

Eligibility:  Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, and any Non-Employee Director, shall be eligible to be designated a Participant.

6.

Awards:

(a)

Option Awards. The Committee is hereby authorized to grant Options to Key Employees and Non-Employee Directors upon the terms and conditions set forth below and such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion; provided, however, that Non-Employee Directors may not be granted Incentive Stock Options.

(i)

Exercise Price. The exercise price per share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant.  Upon exercise of an Option, the exercise price shall be payable in cash or, unless otherwise provided by the Committee in the Award Agreement, by the surrender of Shares previously owned by the Participant or the withholding of Shares to be issued upon the exercise of the Option, or in any combination thereof, or in such other form as the Committee may authorize from time to time. All such Shares so surrendered or withheld shall be valued at their Fair Market Value on the date of surrender or withholding.

(ii)

Option Term.  The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iii)

Exercisability.  An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that regardless of any other exercise or vesting period specified in any Award Agreement with respect to any Option, each Option granted under the Plan to a Participant shall become immediately exercisable in full for a period of time equal to the lesser of one year or the remainder of the Option term automatically upon the occurrence of a Qualifying Termination of the Participant.

(iv)

Termination of Options.  An Option will terminate as follows:

A.

Upon exercise or expiration by its term.

B.

Upon termination of a Participant’s employment or status as a Non-Employee Director for Cause, all Options then held by such Participant shall immediately terminate.  Except as provided in Subsections 6(a)(iv) D, E and F, upon termination of employment or status as a Non-Employee Director for reasons other than Cause, the then-exercisable portion of any Option will terminate on the 90th day after the date of termination, and the portion of any Option not then exercisable will terminate on the date of termination of employment or status as a Non-Employee Director.  For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be a termination of employment.

C.

Subject to any limitation imposed by Section 422 of the Code, all Incentive Stock Options which have been outstanding for at least 12 months will vest in their entirety and be exercisable for the full number of shares called for by the Option upon termination of employment if such termination is due to retirement in accordance with the Company's normal retirement policy after age 62, death, or upon the occurrence of a Permanent and Total Disability.

D.

Unless otherwise provided in the applicable Award Agreement and subject to Subsection , all Nonqualified Stock Options shall continue to vest and be exercisable after termination of employment in accordance with the terms upon which they were originally granted if such termination of employment is due to retirement (including retirement which also constitutes a Qualifying Termination) in accordance with the Company's normal retirement policy after age 62.

E.

Unless otherwise provided in the applicable Award Agreement, if a Participant holding an Option dies or becomes subject to a Permanent and Total Disability while employed by the Company or within 90 days after termination of employment, such Option may be exercised, to the extent exercisable as of the date of the occurrence of the event which triggers the operation of this paragraph, at any time within one year after the date of such Participant’s termination of employment, by the estate or guardian of such Participant or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

F.

If a Participant holding an Option violates any terms of any written employment or noncompetition agreement between the Company and the Participant or the Participant is otherwise terminated for Cause, all existing Options held by such Participant will terminate.  In addition, if at the time of any such violation or termination the Participant has exercised Options but has not yet received certificates for the Shares to be issued, the Company may void the Option and its exercise. Any such action by the Company shall be in addition to any other rights or remedies available to the Company in such circumstances.

(v)

Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board.

(b)

Stock Appreciation Rights.

(i)

Issuance.  The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees and Non-Employee Directors. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of the Fair Market Value of one Share on the date of exercise over the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.

(ii)

Terms and Conditions.  Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion; provided, however, that in no event shall the term of any Stock Appreciation Right exceed a period of ten years from the date of its grant, and provided further that regardless of any other exercise or vesting period specified in any Award Agreement with respect to any Stock Appreciation Right, each Stock Appreciation Right granted under the Plan to a Participant shall become immediately exercisable in full for a period of time equal to the lesser of one year or the remainder of the Stock Appreciation Right term automatically upon the occurrence of a Qualifying Termination of the Participant.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(iii)

Continued Vesting after Termination.  Unless otherwise provided in the Applicable Award Agreement:

A.

Subject to Subsection , each Stock Appreciation Right will continue to vest and be exercisable after termination of employment in accordance with the terms upon which it was originally granted if such termination of employment is due to retirement (including retirement which also constitutes a Qualifying Termination) in accordance with the Company’s normal retirement policy after age 62.

B.

If a Participant holding a Stock Appreciation Right dies or becomes subject to a Permanent and Total Disability while employed by the Company or within 90 days after termination of employment for reasons other than Cause, such Stock Appreciation Right may be exercised, to the extent exercisable as of the date of such Participant’s death or the date such Participant first becomes subject to a Permanent and Total Disability, at any time within one year after such date, by the estate or guardian of such Participant or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

C.

If a Participant holding a Stock Appreciation Right violates any terms of any written employment or noncompetition agreement between the Company and the Participant, or the Participant is otherwise terminated for Cause, all existing Stock Appreciation Rights held by such Participant will terminate.  In addition, if at the time of any such violation or termination the Participant has given a notice of exercise of the Stock Appreciation Right but has not yet received payment therefor, the Company may void the Stock Appreciation Right and its exercise.  Any such action by the Company shall be in addition to any other rights or remedies available to the Company in such circumstances.

(c)

Restricted Stock Awards.

(i)

Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees and Non-Employee Directors.

(ii)

Restrictions.  Shares of Restricted Stock granted to Participants shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion; provided, however, that in the event of the Qualifying Termination of a Participant (A) in the case of Shares of Restricted Stock which are subject to time vesting or other restriction time period specified in the applicable Award Agreement, each Share of Restricted Stock granted under such Award Agreement to such Participant immediately shall become a Released Security and (B) in the case of Shares of Restricted Stock which are subject to a Performance Period, a prorated number of Shares of Restricted Stock shall immediately become Released Securities, based upon the percentage of the maximum performance goals contained in the applicable Award Agreement represented by the Company’s and the Participant’s actual performance through the date of the Change in Control which preceded the Qualifying Termination.

(iii)

Registration.  Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)

Dividends.  All dividends declared by the Company which would otherwise be payable with respect to outstanding Restricted Stock shall be held by the Company as Retained Dividends which shall be paid to the Participant when and as the Restricted Stock becomes Released Securities, or shall be forfeited when and as Restricted Stock is forfeited.

(v)

Payment Of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of Shares of Released Securities, free of restrictions imposed under the Plan and the Award Agreement plus an amount of cash equal to all Retained Dividends associated with such Released Securities, shall be delivered to the Participant or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(vi)

Forfeiture.  Except as otherwise determined by the Committee in its discretion, upon termination of employment or status as a Non-Employee Director of a Participant (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction under the Plan or an Award Agreement, and all Retained Dividends associated with such Shares, shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participant.

(d)

Performance Share Awards.

(i)

Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Key Employees and Non-Employee Directors.

(ii)

Performance Goals and Other Terms.  The Committee shall determine in its discretion the Performance Period, the Performance Goal(s) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares constituting Restricted Securities to be received upon payment of Performance Shares (if Performance Shares are to be delivered in such manner), and any other terms, conditions and rights relating to a grant of Performance Shares the Committee deems appropriate; provided, however, that regardless of any other requirements or restrictions specified in an Award Agreement with respect to Performance Shares, upon the occurrence of a Qualifying Termination of a Participant each Performance Share granted under the Plan to such Participant shall become immediately payable to the extent provided in the last sentence of this Section . In the case of a Performance Share Award held by a Participant who is the subject of a Qualifying Termination, the number of Performance Shares to be issued to the Participant shall be proportionately adjusted from the maximum potential number available under the applicable Award based upon the Company’s actual performance through the date of the Change in Control which preceded the Qualifying Termination as a percentage of the relevant maximum performance goals set forth in the applicable Award Agreement.

(iii)

Rights and Benefits During the Performance Period.  The Committee may provide that during the Performance Period, an amount of money equal to all dividends declared by the Company during the Performance Period which would be payable with respect to the Performance Shares if the Performance Shares would then have been issued and outstanding, shall be retained and held by the Company as Retained Dividends which shall be paid to the Participant if and when such Shares are issued by the Company and delivered to the Participant.  Participants shall have no voting rights with respect to Performance Shares held by them.

(iv)

Adjustments with Respect to Performance Shares.  With respect to Awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and to the extent consistent with Section 162(m) and the regulations promulgated thereunder, the Committee shall, unless otherwise determined by the Committee at the time the Performance Goals are established, adjust the Performance Goals to exclude the adverse affect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs that have been approved by the Board; reductions in force and early retirement incentives; and any extraordinary, unusual, infrequent or non-recurring items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles. Notwithstanding the foregoing and with respect to Awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Committee may, in its discretion, adjust Performance Goals as it considers necessary or appropriate.

(v)

Delivery of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period (but in no event later than two months and ten days following the end of the applicable Performance Period), one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participant; provided, however, that any Shares of Restricted Securities payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner set forth in Section 6(c)(iii) hereof.

(e)

Restricted Share Units.

(i)

Issuance.  The Committee is hereby authorized to grant Awards of Restricted Share Units to Key Employees and Non-Employee Directors.

(ii)

Delivery Period(s) and Other Terms.  The Committee shall determine in its discretion the period(s) of time during which the Participant must remain either a Key Employee or an Non-Employee Director in order to become entitled to the delivery of Shares with respect to the Restricted Share Unit, the restrictions applicable to Shares of Restricted Securities upon the attainment of such periods (if Restricted Stock Units are to be satisfied in such manner), and any other terms, conditions and rights relating to a grant of Restricted Share Units the Committee deems appropriate.

(iii)

Rights and Benefits Prior to Delivery.  The Committee may provide that during the period after the date of an Award of Restricted Share Unit is made and prior to the delivery of Shares with respect to such Award, an amount of money equal to all dividends declared by the Company during such period which would be payable with respect to the Shares underlying such Award where such Shares then outstanding shall be held by the Company as Retained Dividends which shall be paid to the Participant if and when such Shares are issued by the Company and delivered to the Participant.  Participants shall have no voting rights with respect to Shares underlying Restricted Share Units until such time as such Shares are issued and delivered.

(iv)

Delivery of Shares Underlying Restricted Share Units.  Within 30 days following the end of a period described in Section  above, one or more certificates representing the Shares issuable under the applicable Award Agreement shall be registered in the name of and delivered to the Participant; provided, however, that any Shares issued as Restricted Securities shall, pending the expiration, lapse or waiver of the applicable restrictions, be evidenced in the manner determined by the Committee.

(f)

Other Awards.

(i)

Other Stock-Based Awards. Other awards, valued in whole or in part by reference to, or otherwise based on, Shares may be granted either alone or in addition to or in conjunction with other Awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.

(ii)

Other Benefits. The Committee shall have the right to provide types of benefits under the Plan in addition to those specifically listed if the Committee believes that such benefits would further the purposes for which the Plan was established.

(g)

General.

(i)

No Consideration for Awards.  Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

(ii)

Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form or forms (consistent with the terms of the Plan) as shall have been approved by the Committee.  The provisions of the various Award Agreements entered into under the Plan need not be identical.

(iii)

Awards May be Granted Separately or Together. Awards to Participants under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv)

Forms of Payment Under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures may include, without limitation, provision for the payment or crediting of interest on installment or deferred payments.

(v)

Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participant at the discretion of the Committee may be entitled, in the manner established by the Committee, (A) to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant or (B) to transfer any Award. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)

Term of Awards.  Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii)

 Share Certificates; Representation.  In addition to any other restrictions imposed pursuant to Section  hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, the New York Stock Exchange or any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, rules and regulations and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(viii)

Requirement of Notification of Election Under Section 83(b) of the Code.  If a Participant, in connection with the acquisition of Shares under the Plan, is permitted to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amount specified in Code Section 83(b) notwithstanding the continuing transfer restrictions) and the Participant makes such an election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

(ix)

Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares issued pursuant to the exercise of Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(x)

Termination for Cause.  In the event of the termination of the employment, directorship (as applicable) of a Participant that is for Cause, any Award held by such Participant, to the extent not theretofore exercised, shall forthwith terminate.  If within one year of a Participant's exercise, vesting or realization of income with respect to any Award, such Participant is terminated for Cause (or if still employed by the Company or serving as a Non-Employee Director, engages in any activity that would constitute a basis for a termination for Cause or within one year of a termination for reasons other than Cause, is determined to have engaged in activities as an employee or director that would have constituted Cause), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company.  Such gain shall be determined on a gross basis, without reduction from any taxes incurred, as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a Share.  The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

(xi)

Change of Status.  Awards shall not be affected by any change of employment or directorship (as applicable) so long as the Participant continues to be an employee or Non-Employee Director (as applicable) of the Company or an Affiliate.  The Award Agreement may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

(xii)

Waiver of Conditions.  The Committee may in whole or in part, waive any conditions or other restrictions with respect to any award.

(xiii)

Award Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or replacement Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without shareholder approval.

7.

Amendment and Termination of the Plan; Correction of Defects and Omissions:

(a)

Amendments To And Termination Of The Plan. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); (ii) the quotation or listing requirements of the New York Stock Exchange or any securities exchange or market on which the Shares are then traded or listed (in order to maintain the quotation or the listing of the Shares thereon); (iii) the amendment proposes to increase the number of shares available under the Plan; or (iv) would eliminate the requirement of obtaining shareholder approval of Award repricings contained in Section . To the extent permitted by applicable law and subject to such shareholder approval as may be required above, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Neither termination nor amendment of the Plan shall detrimentally affect or change the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

(b)

Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

8.

General Provisions:

(a)

No Rights To Awards. No Key Employee, Non-Employee Director, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Non-Employee Directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

(b)

Withholding. No later than the date as of which an amount first becomes includable in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participants under the Plan may be settled with Shares previously owned by the Participant.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

(c)

No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)

Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a Non-Employee Director of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder. Notwithstanding any other provisions of this Plan, in no event will the continuation of the term of any Award beyond the date of termination of a Participant's employment or status as a Non-Employee Director allow the Participant, or his or her beneficiaries or heirs, to accrue additional rights under the Plan, or to acquire more Shares under an Award, than could have been accrued or acquired on the day of termination, except to the extent expressly permitted under this Plan.

(e)

Unfunded Status of The Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participant or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

(f)

Dodd-Frank Compliance.  The Company is required under applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and regulations of the Securities and Exchange Commission promulgated thereunder to adopt and maintain a policy, applicable in the event of an accounting restatement by the Company due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, requiring the Company to recover amounts paid to its executive officers as incentive-based compensation that exceed the compensation they would have received from the Company if such accounting restatement had not occurred.  Participants who are executive officers of the Company shall be required, as a condition to the receipt of any Awards under this Plan, to acknowledge the applicability of the Company’s Dodd-Frank policy to them and to agree to surrender to the Company any amounts such policy may require the Company to recover from them in the event of a covered accounting restatement.

(g)

Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Ohio and applicable federal law.

(h)

Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

(i)

No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(j)

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

9.

Effective Date of the Plan:  The Plan shall be effective as of February 24, 2011, the date it was first adopted by the Board, subject, however, to the approval thereof by the Company’s shareholders within 12 months following the date of its adoption by the Board.

10.

Term of the Plan:  No Award shall be granted under the Plan following the tenth anniversary of the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

EXHIBIT B

Third Amendment to The Standard Register Company

Management Incentive Compensation Plan

This Third Amendment to The Standard Register Company Management Incentive Compensation Plan ("Plan") is made effective this 9th day of December, 2010, provided that the shareholder approval required in Section XV of the Plan is obtained.

WHEREAS, The Standard Register Company ("Company") adopted the Plan effective January 1, 1997; and

WHEREAS, the Plan provides that it may be amended by action of the Company Board of Directors, subject to approval by the affirmative vote of a majority of the votes cast by the holders of the voting securities of the Company represented at a meeting and entitled to vote thereon; and

WHEREAS, the Company has determined it would be advisable to amend the Plan.

NOW THEREFORE, the Plan is amended as follows:

Article IX( c) is deleted and the following is substituted therefor:

IX ( c ) Performance Goals.  The Performance Goals established by the Committee at the time a Special Incentive Award is granted will be based on one or more of the following~~:  earnings per share, market share, stock price, sales, reduction of costs, net operating income, cash flow, retained earnings, return on capital, return on equity, return on assets, results of customer satisfaction surveys, aggregate product price and other product price measures, operating and maintenance cost management~~ performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination:  cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic, earnings per share from continuing operations; net assets turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stock holder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income, operating profit or net operating profit, economic profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration, net promoter scores and other similar customer satisfaction surveys, measures of employee commitment, engagement and development, and such other measures as the Committee determines are appropriate; provided, however, that all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code.  Such Performance Goals also may be based on the attainment of levels of performance of the Company and/or any Affiliates under one or more other measures described above relative to the performance of other corporations.

In all other respects the Plan is ratified and confirmed.

B-1

The Standard Register Company

Annual Meeting of Shareholders

The Standard Register Company

600 Albany Street

Dayton, Ohio 45417

April 28, 2011

11:00 a.m. Eastern Daylight Savings Time

Standard Register Managing the documents you can’t live without THE STANDARD REGISTER COMPANY 600 ALBANY STREET DAYTON, OH 45417

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-ff date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood , NY  11717.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1	1 OF 2

NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K		CONTROL #	0000000000

SHARES

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123,456,789,012.12345

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123,456,789,012.12345

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		PAGE 1 OF 2
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	X	KEEP THIS PORTION FOR YOUR RECORDS

					DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote for the following:
		0	0	0
1. Election of Directors
Nominees
01 David P. Bailis	02 Roy W. Begley, Jr.	03 F. David Clarke, III			04 Julie D. Klapstein	05 Michael E. Kohlsdorf
06 R. Eric McCarthey	07 Joseph P. Morgan, Jr.	08 John J. Schiff, Jr.			09 John Q. Sherman, II
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain
2. Proposal to approve The Standard Register Company 2011 Equity Incentive Plan. 3. Proposal to approve an amendment to The Standard Register Company Management Incentive Compensation Plan. 4. Proposal to ratify the appointment of Battelle & Battelle LLP, Certified Public Accountants, as The Standard Register Company’s independent auditors for the year 2011.						0	0	0
						0	0	0
						0	0	0

NOTE:  According to their best judgment on any and all matters as may properly come before the meeting or any adjournments thereof, The Board of Directors does not know of any other matter to be brought before the Annual Meeting other than the four described above.

For address change/comments, mark here. (see reverse for instructions)			0		Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

Please be sure to sign and date this Proxy.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

THE STANDARD REGISTER COMPANY Proxy for Annual Meeting of Shareholders - April 28, 2011 This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, a shareholder of The Standard Register Company, (the “Company”) hereby appoints JOSEPH P. MORGAN, JR. and F. DAVID CLARKE, III (“Appointed Proxies”), each with full power to substitute or act alone, to vote, cumulative or otherwise (the action of a majority of these present to control), with respect to all shares of stock of the undersigned in the Company at the Annual Meeting of Shareholders of the Company (“Annual Meeting”) to be held April 28, 2011, and at any adjournments thereof, upon the matters listed on the reverse side hereof.

THE APPOINTED PROXIES WILL VOTE FOR THE MATTERS SET FORTH ON THE REVERSE SIDE, WHICH ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT, UNLESS A CONTRARY CHOICE IS SPECIFIED ON THE REVERSE SIDE, IN WHICH CASE, THE APPOINTED PROXIES WILL VOTE OR WITHHOLD IN ACCORDANCE WITH INSTRUCTIONS GIVEN.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE